                                  EXHIBIT 99.1
  COMPUTERIZED THERMAL IMAGING, INC. 401(K) RETIREMENT PLAN RESTATEMENT 2001.


                       COMPUTERIZED THERMAL IMAGING, INC.
                             401(K) RETIREMENT PLAN
                                   RESTATEMENT
                                      2001



    This Plan has been adopted by the Plan Sponsor as of the date written below.
                                                               By: Bernard Brady
                                                Title: CFO, Secretary, Treasurer
                                                          Today's Date: 12/31/01


                             TABLE OF CONTENTS                              Page

ARTICLE I STATEMENT OF PURPOSE AND INTENTIONS
1.1 Purpose
1.2 Intent to Qualify
1.3 Effect of Amendment and Restatement

ARTICLE II DEFINITIONS
2.1 Anniversary Date
2.2 Annuity Starting Date
2.3 Beneficiary
2.4 Break in Service Year
2.5 Code
2.6 Company
2.7 Compensation
2.8 Date of Employment
2.9 Date of Re-employment
2.10 Earned Income
2.11 Effective Date
2.12 Eligible Compensation
2.13 Employee.3
2.14 Employer
2.15 ERISA
2.16 Hour of Service
2.17 Individual Accounts
2.18 Insurance Company
2.19 Limitation Year
2.20 Normal Retirement Age
2.21 Owner-Employee
2.22 Participant
2.23 Plan
2.24 Plan Administrator
2.25 Plan Year
2.26 Qualified Matching Contributions ("QMAC")

Qualified Nonelective Contributions ("QNC")
2.27 Required Beginning Date
2.28 Retirement and Retirement Date
2.29 Self-Employed Individual
2.30 Service
2.31 Total and Permanent Disability
2.32 Trustees
2.33 Vested Benefit
2.34 Years of Service

ARTICLE III PARTICIPATION
3.1 Commencement of Participation
3.2 Minimum Participation Requirements 9
3.3 Active Participation; Inactive Participation
3.4 Cessation of Participation
3.5 Participation on Resumption of Employment

ARTICLE IV CONTRIBUTIONS
4.1.1 Elective Contributions
4.1.2 Elective Contributions: Allocations
4.1.3 Elective Contributions: Vesting
4.1.4 Elective Contributions: Withdrawals
4.2.1 Employer Contributions
4.2.2 Employer Contributions: Allocation
4.2.3 Employer Contributions: Vesting
4.2.4 Forfeitures
4.3.1 Supplemental Contributions: Amount
4.3.2 Supplemental Contributions: Allocations
4.3.3 Supplemental Contributions: Vesting
4.4.1 Rollover Contribution: Amount
4.4.2 Rollover Contributions: Allocation
4.4.3 Rollover Contributions: Vesting
4.5.1 Plan-to-Plan Transfers: Amount
4.5.2 Plan-to-Plan Transfers: Allocation
4.5.3 Plan-to-Plan Transfers: Vesting
4.6.1 Voluntary Participant Contributions: Amount
4.6.3 Voluntary Participant Contributions: Vesting
4.6.4 Voluntary Participant Contributions: Withdrawals

ARTICLE V REQUIRED NON-DISCRIMINATION TESTING
5.1.1 Limitation on Additions
5.1.2 Suspense Account
5.2.1 Top-Heavy Provisions: Application
5.2.2 Top-Heavy Determination
5.2.3 Special Rules for Top-Heavy Plans
5.3 Actual Deferral Percentage Test
5.4 Actual Contribution Percentage Test
5.5 Multiple Use of Alternative Limitation

ARTICLE VI ADMINISTRATION OF PLAN ASSETS
6.1.1 The Trust Fund
6.1.2 Investment Restrictions
6.1.3 Participant Directed Investments
6.2 Account Adjustments
6.3 Distribution Adjustments
6.4 Expenses

ARTICLE VII DISTRIBUTIONS
7.1 Termination of Employment or Disability Before Retirement
7.2 Death Benefits
7.3 Retirement
7.4 Form of Retirement Benefit
7.5 Retirement Benefits: Election of Forms and Commencement of Payments
7.6 Direct Rollovers
7.7 Plan Loans

ARTICLE VIII GENERAL PROVISONS
8.1.1 Plan Modification: Authority
8.1.2 Plan Modification: Merger
8.1.3 Plan Modification: Termination
8.2.1 Duties: Plan Administrator
8.2.2 Duties: Employer
8.3 Benefit Claims Procedure
8.4 Review Procedure
8.5 Qualification of the Plan and Conditions of Contributions
8.6 Beneficiaries
8.7 Spendthrift Clause
8.8 Applicable Law
8.9 Military Service
8.10 Annuities
8.11 Limitations of the Employer's Liability
8.12 Non-Guarantee of Employment

ARTICLE I

STATEMENT OF PURPOSE AND INTENTIONS

1.1 Purpose

The Employer adopts this Plan as a defined contribution retirement plan of the profit-sharing type with a cash or deferred arrangement to provide retirement benefits and incidental benefits to certain Employees who qualify for such benefits as more particularly provided herein.

1.2 Intent to Qualify

It is the Employer's intent that this Plan be a qualified plan in the meaning of Code sec. 401 and that any trust that may become part hereof be exempt from tax under Code sec. 501(a), and that contributions made by the Employer be deductible under Code sec. 404. This Plan shall be interpreted, applied and administered in a manner consistent with this intent to qualify. All amounts contributed to, accumulated and/or held pursuant to this Plan shall not be diverted to or used for other than the exclusive benefit of the Participants or their Beneficiaries until after such amounts have been distributed from this Plan. In the event that the portion of this Plan comprising the qualified cash or deferred arrangement fails to qualify under the provisions of Code sec. 401(k), the Plan as a whole shall nonetheless be interpreted so as to qualify under Code sec. 401(a).

1.3 Effect of Amendment and Restatement

This Plan is an amendment and restatement of the Computerized Thermal Imaging, Inc. 401(k) Retirement Plan; as well as a merger of the Bales Scientific, Inc. Profit Sharing Plan with and into the Plan; and a conversion and merger of the Bales Scientific, Inc. Money Purchase Pension Plan with and into the Plan. As such, it is effective only with respect to Employees who terminate Service with the Employer on or after the date the restated Plan was adopted, so that the rights to benefits from the Plan, if any, of former Employees who terminated Service before that date shall be determined according to the Plan as it was on the date they terminated Service, except to the extent that it may cause this Plan's document to more accurately reflect the ongoing administration of the Plan, and except as may be otherwise specifically provided in this Plan, and except to the extent required by law.

ARTICLE II

DEFINITIONS

For the purpose of this Plan, when the following terms appear in this Plan in boldface type, they shall have the meanings indicated in this Article unless a different meaning is clearly required by the context.

Whenever required by the context, masculine pronouns shall include the feminine, and singular the plural.

2.1 Anniversary Date means each January 1.

2.2 Annuity Starting Date means the first day of the first period for which an amount is payable as an annuity or any other form.

2.3 Beneficiary means a person, estate, trust or entity designated by a Participant or by Section 8.6 who is or may become entitled to a benefit from the Plan.

2.4 Break in Service Year means a twelve-consecutive-month period commencing on an Anniversary Date.

2.5 Code means the Internal Revenue Code of 1986, as amended, and all final, temporary and proposed regulations promulgated thereunder.

2.6 Company means Computerized Thermal Imaging, Inc.

2.7 Compensation means wages, salary, and/or other remuneration that is paid to an Employee during a Plan Year in exchange for Service while an Eligible Employee and that is required to be reported as income for federal income tax withholding purposes under Code sec. 3401(a). Compensation also means Earned Income, if any, attributable to Service performed during the Plan Year.

In addition, Compensation shall include the following amounts:

         (a) all elective deferrals (as defined by Code sec. 402(g)(3)) made by the Participant during the Plan Year pursuant to a salary reduction agreement with the Employer, including those described by Section 4.1.1 of this Plan; and

         (b) all Compensation accrued by the Participant during the Plan Year but which is not then included as taxable income of the Participant pursuant to a "cafeteria" or other such plan maintained by the Employer according to Code sec. 125.

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted in accordance with Code sec. 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

Any reference in this Plan to the limitation under Code sec. 401(a)(17) shall mean the OBRA '93 annual compensation limit set forth in this provision.

2.8 Date of Employment means the date on which an Employee has his first Hour of Service.

2.9 Date of Re-employment means the first date as of which an Employee has an Hour of Service after his most recent termination of Service.

2.10 Earned Income means the net earnings from self-employment in the trade or business with respect to which the Plan is established, and for which the personal services of the Participant are a material income-producing factor. For the purposes of defining Earned Income, net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items, and net earnings will be reduced by contributions by the Employer to a qualified Plan to the extent that such contributions are deductible under Code sec. 404. In addition, net earnings shall be determined with regard to the deduction allowed to the Employer by Code sec. 164(f).

2.11 Effective Date means January 1, 1999, with respect to the Computerized Thermal Imaging, Inc. 401(k) Retirement Plan; February 13, 1979 with respect to the Bales Scientific, Inc. Profit Sharing Plan; and February 13, 1979 with respect to the Bales Scientific, Inc. Money Purchase Pension Plan. The effective date of this amendment and restatement is February 1, 2001, except that changes required by the Retirement Protection Act of Title VII of the Uruguay Round Agreements Act of 1994, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Jobs Protection Act of 1996, and the Tax Reform Act of 1997 are effective on January 1, 1997, except as otherwise required by a particular Plan provision. For those Plan provisions concerning the involuntary distribution or spousal consent threshold amount, the effective date of this amendment and restatement is January 1, 1999.

2.12 Eligible Compensation means that portion of a Participant's Compensation that is attributable to Service performed while the Participant was eligible for Employer Contributions, regardless of whether such contributions were made.

2.13 Employee means an individual who performs Service for the Employer, including any Leased Employee (as described below) but excluding any independent contractor who is not a Leased Employee. For the purposes of this Plan, Employee shall be further described as follows.

         (a) Eligible Employee means any Employee, EXCEPT:

                  (i) an Employee who is a non-resident alien with no U.S. source income

                  (ii) an individual who provides Service pursuant to a written agreement with the Employer that states the individual is not eligible to participate in the Plan, or an individual reclassified as a common law employee, EXCEPT such reclassified individuals shall be considered Eligible Employees as of the effective date of the reclassification, or the reclassification date, whichever is later.

         (b) Highly Compensated Employee ("HCE") means any Employee or former Employee who (1) was a five-percent owner during the "Determination Year" or "Look-back Year", or (2) for the Look-back Year had Compensation from the Employer greater than $80,000 (as indexed) and effective January 1, 2000, was in the Top-Paid Group of Employees.

         A "Determination Year" is the applicable Plan Year for which a determination is being made. A "Look-back Year" is the 12-month period immediately preceding the Determination Year. A "five-percent owner" is defined in Code sec. 416(i)(1)(B), including the attribution rules therein.

         For purposes of this Section, "Compensation" means Compensation within the meaning of Section 5.1.1(d). "Top-Paid Group" means the group of the top twenty percent (20%) of Employees when ranked on the basis of Compensation paid to Employees during the Determination Year.

         A Highly Compensated former Employee is determined based on the rules applicable to determining Highly Compensated Employee status as in effect for that Determination Year, in accordance with Code sec. 1.414(q)-1T, A-4 and Notice 97-45 or subsequent guidance.

         (c) Key Employee means (solely for the purposes of Section 5.2) an Employee who, at any time during the Plan Year or four preceding Plan Years, was:

                  (1) an officer of the Employer having annual Compensation greater than 50% of the amount in effect under Code sec. 415(b)(1)(A) for any such Plan Year; or

                  (2) one of the ten Employees having annual Compensation greater than the limitation in effect under Code sec. 415(c)(1)(A) and owning (or considered as owning within the meaning of Code sec. 318) the largest interest of the Employer; or

                  (3) a five percent (5%) owner of the Employer; or

                  (4) a one percent (1%) owner of the Employer having an annual Compensation of more than $150,000.

                  For the purposes of this Plan, Key Employee shall be described more particularly by Code sec. 416(i)(1). "Compensation" is defined under Highly Compensated Employee, above.

         (d) Leased Employee any person (other than an Employee) who is employed by a leasing organization and who pursuant to an agreement between the Employer and the leasing organization performs services for the Employer (or for the Employer and related persons determined in accordance with Code sec. 414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the Employer. Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

         A Leased Employee shall not be considered an Employee if: (1) such person is covered by a money purchase pension plan maintained by the leasing organization which provides (A) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, with compensation being determined according to Code sec. 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Leased Employee's gross income under Code sec. 125, 402(e)(3), 402(h)(1)(B), or 403(b); (B) immediate participation; and (C) full and immediate vesting, AND (2) if the sum of all such persons is not more than twenty percent (20%) of the Employer's "nonhighly compensated workforce" (as defined in Code sec. 414(n)(5)(C)(ii)).

         Any provisions of this Section and this Plan to the contrary notwithstanding, the term "Leased Employee" shall be more specifically defined by, and Leased Employees shall be treated under this Plan consistent with, Code sec. 414(n) and any regulations thereunder.

2.14 Employer means the Company, and any other person or business organization which has adopted and maintains this Plan on behalf of its employees with the consent of the Company.

In addition, to the extent required for this Plan's qualification for special tax treatment under the Code, and to the extent otherwise required by applicable law, including for example the determination of a Participant's Years of Service, Employer also means any predecessor organization which previously maintained this Plan on behalf of its employees (but only with regard to that period of time during which the Plan was maintained by such organization(s)), and any entity which, together with the Employer (as otherwise defined in this Section), is a member of a controlled group of corporations in the meaning of Code sec. 414(b), or is a member of a group of trades or business (whether or not incorporated) under common control in the meaning of Code sec. 414(c), or is a member of an affiliated service group in the meaning of Code sec. 414(m), or is otherwise required to be aggregated by Code sec. 414(o), EXCEPT that for the purpose of determining this Plan's compliance with the requirements of Code sec. 415, Code sec. 414(b) and (c) shall be applied by substituting the phrase "more than 50 percent" for the phrase "at least 80 percent" each time it appears in Code sec. 1563(a)(1) defining a "parent-subsidiary controlled group".

2.15 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

2.16 Hour of Service means:

         (a) each hour for which an Employee is paid, or entitled to payment, by the Employer for the performance of duties for the Employer, which shall be credited to the Employee for the Plan Year in which the duties are performed;

         (b) each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence EXCEPT with respect to payments made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation or unemployment compensation or disability insurance laws or which are solely in reimbursement to the Employee for medical or medically-related expenses incurred by the Employee; however, no more than 501 Hours of Service shall be credited pursuant to this paragraph to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single Plan Year);

         (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer; however, an Hour of Service shall not be credited under both this paragraph and paragraph (a) or (b), above. These hours will be credited to the Employee for the Plan Year(s) to which the award or agreement pertains rather than the Plan Year in which the award, agreement or payment is made.

Hours of Service credited under paragraphs (b) and (c), above, shall be credited in accordance with 29 CFR sec. 2530.200b-2, which is incorporated herein by this reference.

Hours of Service shall be credited to the appropriate Plan Year in accordance with 29 CFR sec. 2530.200b-2(c).

Hours of Service will be credited for employment with other members of an affiliated service group, a controlled group of corporations, a group of trades or businesses under common control (as described in Code sec. 414(m), (b) and (c), respectively) of which the Employer is a member, or any other entity required to be aggregated with the Employer pursuant to Code sec. 414(o).

Hours of Service included pursuant to paragraph (a) shall be determined according to records of employment maintained by the Employer. If such records do not provide an adequate basis for determining the actual number of Hours of Service accrued by a particular Employee (e.g. a salaried Employee), then the Employee shall be credited with 45 Hours of Service for every week in which he has accrued at least one Hour of Service as otherwise described in paragraph
(a).

If the Employer is subject to the Family and Medical Leave Act (FMLA), for purposes of eligibility and vesting, any period of unpaid FMLA leave shall not be treated or counted towards a Break in Service Year. Also, if this Plan requires an Employee to be employed on a specific date in order to be credited with a Year of Service for vesting, contribution or participation purposes, an Employee on unpaid FMLA leave on that date shall be deemed to have been employed on that date. Unpaid FMLA leave shall not be treated as Hours of Service for purposes of benefit accrual, vesting or eligibility to participate.

Solely for purposes of avoiding a Break in Service Year for participation and vesting purposes, an Employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to the Employee but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence due to

         (1) the Employee's pregnancy;

         (2) the birth of a child of the Employee;

         (3) the placement of a child with the Employee in connection with the adoption of the child by the Employee; or

         (4) the caring for such child described in (2) or (3) for a period beginning immediately following such birth or placement.

The Hours of Service credited under this paragraph shall be credited (1) in the Plan Year in which the absence begins if the crediting is necessary to prevent a Break in Service Year in that Plan Year, or (2) in all other cases, in the following Plan Year. A maximum of 501 Hours of Service shall be credited, but shall not increase any Participant's vested percentage, Individual Account balance, or contribution amount.

The Plan Administrator may establish rules which require the Employee to provide written certification from the Employee's attending physician, or other licensed attendant at birth or a representative of the relevant adoption agency to establish that the absence from work is for the reasons referred to above.

2.17 Individual Accounts means, for any Participant, those accounts which are maintained pursuant to this Plan on his behalf, which shall be adjusted as provided in Article VI and which shall be closed when the Participant is entitled to no further benefits under the terms of the Plan.

2.18 Insurance Company means a legal reserve life insurance company, licensed to do business in the state of Utah, with which the Trustees have entered into a contract to provide benefits under the Plan.

2.19 Limitation Year, for purposes of determining the limitation on certain additions to the Plan for the benefit of an Employee as described in Section 5.1.1, means a twelveconsecutive- month period beginning on an Anniversary Date.

2.20 Normal Retirement Age is defined in Article VII under "Retirement".

2.21 Owner-Employee means an Employee who is the sole proprietor of the business employing the Employees, or who is a partner or member owning more than ten percent (10%) of either the capital or profit interest in the partnership or limited liability company employing the Employees.

2.22 Participant means an Employee or former Employee who has become a Participant or resumed participation pursuant to Section 3.1 or 3.5 and who has not subsequently ceased to participate as provided in Section 3.4. A Participant may be Active or Inactive as provided in Section 3.3.

2.23 Plan means this Computerized Thermal Imaging, Inc. 401(k) Retirement Plan.

2.24 Plan Administrator means one or more persons appointed by the Company to control and manage the operation and administration of the Plan. The person or persons so appointed shall constitute a named fiduciary or fiduciaries for purposes of ERISA. If no Plan Administrator is appointed, then the Company shall be the Plan Administrator.

2.25 Plan Year means a period of time commencing on an Anniversary Date and ending with the day immediately preceding the next Anniversary Date.

2.26 Qualified Matching Contributions ("QMAC") means Employer contributions (other than non-Elective Contributions) made to a plan for a Participant on account of any Employee contributions or Elective Contributions made to a Plan, but which are subject to the nonforfeitability and distribution limitations of Code sec. 1.401(k)-1(c) and (d) the same as Elective Contributions.

Qualified Nonelective Contributions ("QNC") means Employer contributions made to a plan which are not Matching Contributions (i.e. not made on account of any Employee or Elective Contribution) or Elective Contributions, but which are subject to nonforfeitability and distribution limitations of Code sec. 1.40(k)-1(c) and (d) the same as Elective Contributions.

2.27 Required Beginning Date means for any Participant except a five-percent owner, the April 1 of the calendar year following the later of:

         (a) the calendar year in which the Participant attained age 70 1/2, or

         (b) the calendar year in which the Participant terminates Service.

Any Participant except a five-percent owner receiving distributions required by Code sec. 401(a)(9) who attained age 70 1/2 but who did not terminate Service before January 1, 1997 may elect to stop distributions and recommence them by April 1st of the calendar year following the calendar year in which the Participant terminates Service. There is no new Annuity Starting Date upon recommencement of distributions.

The Required Beginning Date of a Participant who is a five-percent owner shall be the April 1 of the calendar year following the calendar year the five-percent owner attains age 70 1/2. A five-percent owner, for purposes of this Section, means a Participant who is a fivepercent owner within the meaning of Code sec. 416(i) or was a five-percent owner at any time during the Plan Year ending with or within the calendar year in which the Participant attains age 66 1/2, or any subsequent Plan Year (EXCEPT without regard to whether the Plan is actually top heavy). Once a Participant becomes a five-percent owner, distributions must continue to that Participant even if that Participant ceases to be a five-percent owner in a subsequent year.

2.28 Retirement and Retirement Date are defined in Article VII under
"Retirement".

2.29 Self-Employed Individual means an individual who has Earned Income attributable to Service performed during that taxable year, and also means an individual who would have had Earned Income but for the fact that the trade or business of the Employer and with regard to which the Plan is maintained had no net profits for the taxable year. Art. II 8 800311_401k.doc

2.30 Service means employment of the Employee by the Employer for the performance of labor or duties by the Employee on behalf of the Employer and for which the Employee is to be compensated by the Employer.

2.31 Total and Permanent Disability means a physical or mental condition that in the Plan Administrator's sole discretion precludes the Participant from employment for which he is qualified because of his experience, training, and education, and that is expected to continue for not less than twelve (12) months.

2.32 Trustees means those persons or the organization with which the Employer has entered into a trust agreement to provide benefits under the Plan. However, at any time that the Plan does not have a designated Trustee, "Trustees" shall mean the Company.

2.33 Vested Benefit means, at any time, the sum of the Participant's vested Individual Account balances.

2.34 Years of Service

(a) General Rule

Subject to the exclusions set forth in (b) below, an Employee's Years of Service for the purposes of this Plan shall be measured as follows.

An Employee shall be credited with one Year of Service for each twelve-consecutivemonth period which commenced on an Anniversary Date on or after the Effective Date and during which the Employee accrued at least 1,000 Hours of Service.

In addition, if the Employee was employed on the Effective Date, the Employee shall also be credited with one Year of Service for each twelve-consecutive-month period which commenced on an Anniversary Date prior to the Effective Date and during which the Employee accrued at least 1,000 Hours of Service.

(b) Exclusions

If an Employee or former Employee accrues a Break in Service Year, all Years of Service attributable to his employment prior to that Break in Service Year shall thereafter be disregarded unless either

         (1) his Vested Percentage is greater than zero at the time the Break in Service Year has accrued, or

         (2) the number of his consecutive Break in Service Years is less than
         (A) or (B), whichever is greater, where

                  (A) equals 5, and

                  (B) equals the aggregate number of his Years of Service before the Break in Service Years, not taking into account Years of Service previously disregarded because of prior Break in Service Years.

                  In addition, if an Employee or former Employee has at least five consecutive Break in Service Years, all Years of Service attributable to his employment subsequent to said five consecutive Break in Service Years shall thereafter be disregarded for purposes of determining his vested interest in the amount which had been allocated to his Employer Contribution Account prior to the period of such five consecutive Break in Service Years.

ARTICLE III
PARTICIPATION

3.1 Commencement of Participation

The date of commencement of participation of Employees who were Participants before the effective date of this restatement of the Plan (i.e., February 1, 2001) shall be determined by the terms of this Plan as it was in effect before this restatement.

An Employee who was not a Participant before this restatement became effective shall become a Participant in the Plan on this restatement's effective date if he meets the Plan's Minimum Participation Requirements. Any other Employee shall become a Participant on the first Entry Date after the restatement's effective date upon which he meets the Plan's Minimum Participation Requirements.
The Entry Dates shall be the first day of each payroll period.

3.2 Minimum Participation Requirements

An Employee meets the Plan's Minimum Participation Requirements at any time when the Employee satisfies the following conditions:

(a) He is an Eligible Employee.

(b) He is at least 21 years of age.

3.3 Active Participation; Inactive Participation

Once an Employee has commenced participation (or if the Employee subsequently ceased to participate, once the Employee has resumed participation), he shall be an Active Participant with respect to each Hour of Service accrued while he is an Eligible Employee. At any time thereafter at which the Employee is not an Eligible Employee, but before the Employee's participation has ceased, the Employee shall be an Inactive

Participant.

3.4 Cessation of Participation

A Participant shall cease to participate in this Plan as of the first date on which the Participant has most recently terminated his Service and also has no rights (present or contingent) to any benefit under this Plan.

3.5 Participation on Resumption of Employment

A former Participant shall resume participation as of his first Hour of Service upon resumption of employment as an Eligible Employee. Any other former Employee shall commence participation as of the first Entry Date which occurs on or after the former Employee's Date of Re-employment and as of which he satisfies the Minimum Participation Requirements in Section 3.2. Art. IV 10 800311_401k.doc

ARTICLE IV
CONTRIBUTIONS

4.1.1 Elective Contributions

(a) Amount

Each Participant may elect to defer receipt of Compensation that has not yet become available to him as an Elective Contribution to the Plan. For each Plan Year, a Participant's Elective Contributions may equal not more than the maximum amount of his Compensation for the Plan Year permissible consistent with Section
5.1.1 and all other limiting provisions of this Plan, the Code, and all other applicable legal limits. For each Plan Year, the Employer shall contribute an amount to the Plan equal to the amount of each Participant's Elective Contributions for the Plan Year. Each Elective Contribution shall be paid to the Plan by the Employer as soon as reasonably practicable but in no event later than the fifteenth business day of the month following the month in which the Employer otherwise would have paid the amounts in cash to the Participant.

(b) Election

A Participant may elect to change the amount of his Elective Contributions, within the limits prescribed in subsection (a) above. A Participant may also elect to cease his Elective Contributions altogether, or, having done so, may elect to recommence them.

A Participant's election to commence or recommence or to change the amount of his Elective Contributions may become effective only as of the first day of any prospective payroll period.

A Participant's election to cease his Elective Contributions altogether may become effective no later than the first day of any prospective payroll period. Any of the provisions of this subparagraph (b) to the contrary notwithstanding, any election described by this subparagraph (b) regarding Elective Contributions may become effective only after written notice delivered to the Plan Administrator within a reasonable time prior to the effective date of the election.

(c) Limit on Amount

The total sum of any Participant's elective deferrals for any taxable year of the Participant may not exceed the adjusted limit prescribed by Code sec. 1.402(g)-1(d). (Generally, for taxable years beginning in 2001, that limit equals $10,500, except for adjustments made to take into account elective deferrals made to annuity contracts under Code sec. 403(b)).

For the purposes of this subsection (c), "elective deferrals" has the meaning defined in Code sec. 1.402(g)-1(b), including (but not limited to) Elective Contributions received by this Plan on the Participant's behalf.

For any Participant, if this limit on elective deferrals is exceeded, then the following corrective measures are permitted.

         (1) The Participant may notify the Plan Administrator of the excess deferral, and may request that the Plan Administrator distribute to the Participant an amount not exceeding the lesser of:

                  (A) the amount of the excess deferral, plus all income allocable to the excess deferral;

                  (B) the sum of all amounts deferred by the Participant and contributed to the Plan as Elective Contributions on behalf of the Participant with regard to the affected taxable year, net of any allocable earnings, gains or losses attributable to such amounts; or

                  (C) the balance of the Participant's Elective Contribution Account as of the date of distribution, minus any legally required withholding amounts.

         In addition, the amount that may be included in a corrective distribution shall be reduced by any excess contributions previously distributed to the Participant for the Plan Year that began with or within the affected taxable year of the Participant.

         To be effective for the purposes of this Plan, the Participant's notice and request must be in writing and delivered to the Plan Administrator prior to the first April 15 following the close of the affected taxable year of the Participant. To the extent that the Participant has excess deferrals for the taxable year calculated by taking into account only Elective Contributions under this Plan and other plans of the Employer, and absent actual notification by the Participant, the Participant shall be deemed to have provided the notice described above in this subsection.

         (2) A corrective distribution of excess deferrals and allocable income may be made during the affected taxable year of the Participant only if all of the following conditions are satisfied.

                  (A) The Participant has designated the amount of the distribution as being attributable to an excess deferral. (Because subsection (1) above limits the amount of the corrective distribution to not more than the amount of excess deferrals calculated by taking into account only Elective Contributions under this Plan and other plans of the Employer, and absent an actual designation by the Participant, the Participant shall be deemed to have provided the designation described above in this subsection.)

                  (B) The corrective distribution is made after the date on which the Plan received the excess deferral.

                  (C) The Plan has designated the amount of the distribution as being attributable to an excess deferral.

         (3) Not later than the first April 15 following the close of the affected taxable year of the Participant, and after receipt of the Participant's written notice and request, the Plan Administrator may make the appropriate corrective distribution, consistent with the provisions of this subparagraph (c).
         The Plan Administrator may require that before the corrective distribution is made, the Participant must provide to the Plan Administrator additional documentation evidencing the Participant's representations regarding the excess deferrals.

The income allocable to excess deferrals for the affected taxable year of the Participant shall be determined according to Code sec. 1.402(g)-1(e)(5).

In the event of a corrective distribution of excess deferrals and allocable income, the balance of the Participant's Elective Contribution Account shall be reduced accordingly.

4.1.2 Elective Contributions: Allocations

Any Elective Contribution received by the Plan on behalf of a Participant shall be credited to the Elective Contribution Account of that Participant as of the date on which the Elective Contribution was received by the Plan.

4.1.3 Elective Contributions: Vesting

The Elective Contributions received by the Plan on behalf of any Participant shall be fully vested in such Participant and not subject to forfeiture at any time.

4.1.4 Elective Contributions: Withdrawals

(a) At any time before his Retirement Date, a Participant may apply to withdraw an amount from his Elective Contribution Account. The application must be in writing and received by the Plan Administrator. If the Participant has attained age 59 1/2 or is not an Employee as of the date of withdrawal, the Participant may withdraw up to the entire balance of his Elective Contribution Account, including interest or other earnings. Subject to the additional restrictions of this Section, any other Participant may withdraw an amount that does not exceed the balance of the account attributable to Elective Contributions made on his behalf, excluding any interest or other earnings that have been allocated after the last day of the Plan Year ending before July 1, 1989. If the Participant's Vested Benefit exceeds $5,000, a Participant's application may be approved by the Plan Administrator only if spousal consent requirements of the type described in Section 7.5(c) have been met within 90 days before the date of the withdrawal.

(b) If the Participant is an Employee on the date of the withdrawal, and if the Participant has not yet attained age 59 1/2 as of the date of the withdrawal, the Plan Administrator may permit the withdrawal only to the extent that the Plan Administrator, in its discretion, reasonably believes that the withdrawal is necessary to satisfy an immediate and heavy financial need of the Participant, taking into account all relevant facts and circumstances.

         (1) Any of the following facts and circumstances shall automatically be deemed by the Plan Administrator to constitute an immediate and heavy financial need of the Participant:

                  (A) expenses for medical care (as defined in Code sec. 213(d)) that were either previously incurred by the Participant, the Participant's spouse, or any dependents (as defined by Code sec. 152) of the Participant or that are necessary for these persons to obtain such medical care;

                  (B) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

                  (C) payment of tuition, related educational fees and room and board for the next 12 months of post-secondary education for the Participant, or the Participant's spouse, children, or dependents (as defined in Code sec. 152);

                  (D) payments necessary to prevent the eviction of the Participant from the

                  Participant's principal residence, or foreclosure on the mortgage on that residence; or

                  (E) any other facts and circumstances that the Commissioner of the Internal Revenue Service has included through the publication of revenue rulings, notices, or other documents of general applicability.

         (2) In requesting a withdrawal due to financial need, the Participant shall specifically identify the facts and circumstances which have caused the financial need and shall state the amount needed to satisfy the need, which may include amounts necessary to pay any income taxes or penalties reasonably anticipated to result from the withdrawal. The Participant shall further represent in writing that, to the extent of the amount requested, the financial need cannot otherwise be satisfied by:

                  (A) reimbursement or compensation by insurance or otherwise;

                  (B) reasonable liquidation of the Participant's assets, but only to the extent that such liquidation would not in itself cause an immediate and heavy financial need;

                  (C) cessation of Elective Contributions permitted by the Plan or Participant Contributions to any other plan;

                  (D) other distributions or nontaxable (at the time of the loan) loans from this Plan or any other plan maintained by the Employer or any other employer; or

                  (E) borrowing from commercial sources on reasonable commercial terms.

         For the purposes of this subsection, the Participant's resources shall be deemed to include those assets of the Participant's spouse and minor children to the extent that such assets are reasonably available to the Participant. The Plan Administrator may rely upon the Participant's representation unless the Plan Administrator has actual knowledge to the contrary.

         (3) Before the withdrawal occurs, the Plan Administrator shall receive from the Participant any documentation that the Plan Administrator requires in the performance of its fiduciary duty to substantiate that the withdrawal is necessary to satisfy the financial need identified by the Participant. Under no circumstances shall the withdrawal be more than the Plan Administrator reasonably believes is necessary to satisfy the financial need identified by the Participant.

(c) The Plan Administrator shall approve or deny the Participant's application for such a withdrawal within a reasonable amount of time after receipt of such application. If approved, payment shall be made by the Plan Administrator as soon as administratively practicable, but in any event within ninety (90) days after the Plan Administrator's receipt of the Participant's application.

The Plan Administrator shall also issue any denial of such an application as soon as administratively practicable. Such a denial shall be provided to the Participant in writing and shall state specifically the reasons for such denial.

(d) The Plan Administrator may limit the frequency of withdrawals. Such limit shall apply uniformly to all Participants.

(e) The amount of any withdrawal from an Elective Contribution Account pursuant to this Section shall be charged against that Account as of the date that the withdrawal is made from the Plan.

4.2.1 Employer Contributions

The Employer may contribute amounts to the Plan for each Plan Year. These amounts shall be called Employer Contributions, and shall be determined according to the following provisions.

(a) Matching Contributions

The Employer may contribute amounts as a match of Elective Contributions for each Plan Year. The amount of the Matching Contribution will equal such amount as the Employer deems appropriate. For the Plan Year, Matching Contributions may be made in either cash or Qualifying Employer Securities.

For the purposes of this Section, the amount of Elective Contributions to be matched shall be determined without regard to any withdrawals of Elective Contributions that were made during that Plan Year (see Section 4.1.4).

(b) Profit-Sharing Contribution

The Employer may contribute as a Profit Sharing Contribution an amount as the Employer deems appropriate.

(c) Money Purchase Contribution

Prior to February 1, 2001, the Employer contributed a Money Purchase Contribution to the Bales Scientific, Inc. Money Purchase Pension Plan. Effective January 31, 2001, the Money Purchase Contribution is discontinued.

Any of the provisions of this Section to the contrary notwithstanding, no amounts may be contributed to the Plan as Employer Contributions in excess of the maximum amount which may be allocated consistently with the limitations stated in Section 5.1.1.

Employer Contributions shall be allocated among the Plan's Participants pursuant to Section 4.2.2 in a uniform and nondiscriminatory manner. 4.2.2 Employer
Contributions: Allocation

(a) Matching Contributions: Allocation

As of the date it is received by the Plan and all necessary information to complete the allocation is available, a portion of the Matching Contribution for the Plan Year, if any, shall be allocated to the Matching Contribution Account of each Participant who is allocated an Elective Contribution for that Plan Year and who both (1) has not less than 1,000 Hours of Service in the Plan Year and
(2) is an Employee on the last day of the Plan Year, and of each Participant who terminated Service during the Plan Year because of his death, Total and Permanent Disability, or Retirement. Each such Participant shall be allocated a portion of the Matching Contribution which portion shall equal a uniform percentage (for example, 10%) of the Participant's Elective Contributions for the Plan Year, EXCEPT that a Participant's Elective Contribution in excess of five percent (5%) of the Participant's Eligible Compensation for the Plan Year shall not be taken into account.

(b) Profit-Sharing Contributions: Allocation

As of the date it is received by the Plan and all necessary information to complete the allocation is available, a portion of the Profit-Sharing Contribution for the Plan Year, if any, shall be allocated to the Profit-Sharing Contribution Account of each Participant who both (1) has not less than 1,000 Hours of Service in the Plan Year and (2) is an Employee on the last day of the Plan Year, and of each Participant who terminated Service during the Plan Year because of his death, Total and Permanent Disability, or Retirement.

Each such Participant shall be allocated a portion of that Profit-Sharing Contribution so that such portion, when compared with the entire amount of Profit-Sharing Contribution that is allocated to all such Participants pursuant to this subsection, shall bear the same direct proportion that the Participant's Compensation for that Plan Year bears to the aggregate Compensation of all such Participants for that Plan Year.

(c) Money Purchase Contributions: Allocation
As of February 1, 2001, Money Purchase Contributions are no longer made to this Plan.

4.2.3 Employer Contributions: Vesting

(a) At any time, each Participant's interest in his Employer Contribution Account balances (EXCEPT in Matching Contributions that are forfeited because they relate to excess deferrals, excess contributions or excess aggregate contributions) shall be stated in terms of the Participant's Vested Percentage, which shall be determined from the following schedule according to his Years of
Service:

Years of Service             Vested Percentage
----------------             -----------------
Less than 1                           0%
1                                    50%
2 or more                           100%

(b) Subsection (a) above notwithstanding, any Participant's Vested Percentage automatically shall be 100% upon the occurrence of any of the following events:

         (1) his death while an Employee;

         (2) his termination of Service due to his having incurred Total and Permanent Disability while an Employee; or

         (3) his attainment of Normal Retirement Age while an Employee.

(c) Under no circumstances shall any amendment of this Plan reduce any Participant's Vested Percentage regarding any benefits accrued under this Plan as of the adoption date (or effective date, if later) of such amendment. With regard to the effect of such an amendment on subsequently accrued benefits, for each Participant whose Vested Percentage under the Plan as amended would at any future time be less than it would be if determined without regard to such amendment, then provided that the Participant had completed at least three Years of Service as of the adoption date (or effective date, if later) of the amendment, such Participant may irrevocably elect in a writing delivered to the Plan Administrator during the election period described below to have the Participant's Vested Percentage in his subsequently accrued benefits under this Plan determined without regard to such amendment.

For the purpose of this Section, the election period within which such election may be delivered to the Plan Administrator shall begin as of the adoption date of the amendment, and shall end on the sixtieth day after the latest of:

         (1) the adoption date of the amendment;
         (2) the effective date of the amendment; or
         (3) the date on which the Participant received written notice of the amendment from the Employer or Plan Administrator.

4.2.4 Forfeitures

(a) On the date as of which a Participant accrues the fifth of five (5) consecutive Break in Service Years, if the balance credited to any Employer Contribution Account exceeds his vested interest in that Account, then his rights (under this Plan) to such excess shall be immediately forfeited, with the amount of such excess becoming a Forfeiture. Matching Contributions that relate to excess deferrals, excess contributions, or excess aggregate contributions shall be treated as Forfeitures.
Forfeitures may also result from the distribution of a Participant's entire Vested Benefit due to the Participant's termination of Service, as further described in Section 7.1.

(b) All Forfeitures which occur pursuant to this Plan shall be applied to offset expenses and Employer Contributions as such obligations accrue.

4.3.1 Supplemental Contributions: Amount

For any Plan Year in which the Plan Administrator determines that the average of the actual deferral ratios or the actual contribution ratios of Participants who are HCEs exceeds the limit determined pursuant to Section 5.3 or 5.4, as applicable, the Employer may make
Supplemental Contributions that meet the requirements for Qualified Nonelective Contributions Or Qualified Matching Contributions. Supplemental Contributions shall be made solely for the purpose of complying with the limitations of the applicable Section, and shall not exceed the amount necessary to satisfy the test described therein, subject to the limits of Section 5.1.1.

4.3.2 Supplemental Contributions: Allocations

As of the date on which it is received by the Plan and all necessary information to complete the allocation is available, a portion of the Supplemental Contribution for the Plan Year, if any, shall be allocated to the Supplemental Contribution Account of each Participant who is not an HCE and who (1) is allocated an Elective Contribution for that Plan Year and (2) has not less than 1,000 Hours of Service in the Plan Year and (3) is an Employee on the last day of the Plan Year.

Each such Participant shall be allocated a portion of that Supplemental Contribution so that such portion, when compared with the entire amount of Supplemental Contribution that is allocated to all such Participants for the Plan Year, shall bear the same direct proportion that the Participant's Compensation for that Plan Year bears to the aggregate Compensation of all such Participants for that Plan Year.

4.3.3 Supplemental Contributions: Vesting

At any time, a Participant's Supplemental Contribution Account balance shall be fully vested and not subject to forfeiture at any time.

4.4.1 Rollover Contribution: Amount

The Plan Administrator may accept Rollover Contributions from or on behalf of an Active Participant, and also from or on behalf of any Eligible Employee who has not yet commenced participation pursuant to Article III because he has not satisfied the Plan's Minimum Participation Requirements. An Employee who makes such an early Rollover Contribution shall be treated as a Participant for all purposes, except that he shall not receive an allocation or share of any Employer Contributions or Elective Contributions, until he satisfies the requirements of Article III.

As used herein, Rollover Contribution means all or a portion of an "eligible rollover distribution" described in Code sec. 402(c)(4), or an amount paid or distributed out of an individual retirement account or individual retirement annuity described in Code sec. 408(d)(3)(A)(ii).

The Plan Administrator may require such assurance and proofs of fact from the Employee as may be necessary to determine whether an amount the Employee desires to contribute is a Rollover Contribution as defined herein. The Plan Administrator may further require the Employee to agree to indemnify the Plan for any adverse consequences which may follow if a contribution proves not to have been a Rollover Contribution. An Employee on whose behalf a Rollover Contribution described in this Section is made shall agree to cooperate fully with the Plan Administrator in effecting any and all corrective measures which may be required by an agency of the federal government to prevent the Plan's disqualification as a result of the rollover.

4.4.2 Rollover Contributions: Allocation

Any Rollover Contribution received by the Plan pursuant to this Article IV shall be credited as it is received to the Rollover Contribution Account(s) of the Participant on whose behalf it was received.

4.4.3 Rollover Contributions: Vesting

The Rollover Contributions received by the Plan on behalf of any Participant shall be fully vested in such Participant and not subject to forfeiture at any time.

4.5.1 Plan-to-Plan Transfers: Amount

For any Plan Year, the Plan may make or accept the direct transfer of assets to or from an appropriate funding agency, fiduciary or plan administrator of another qualified retirement plan in which the Participant requesting such transfer is participating, PROVIDED that the amount transferred or received by the Plan includes at least the entire present value of the accrued benefit or at least the entire balance of all accounts derived from employer contributions (whichever is appropriate) which is due to the Participant under the terms of this Plan or the other qualified retirement plan, as applicable, as of the proposed date of transfer.

The Plan Administrator may make or accept a transfer of assets described in the preceding paragraph provided that such transfer is consistent with the requirements of Code secs. 411(d)(6) and 414(l). The Plan Administrator may elect not to make or receive a transfer pursuant to this Section if it has any doubt as to the qualified status of the other plan that is to receive or transfer the assets, and the Plan Administrator shall assume no liability resulting from any adverse consequences resulting from such a transfer. An Employee who directs a transfer described in this Section shall cooperate fully with the Plan Administrator in effecting any and all corrective measures which may be required to prevent the Plan's disqualification as a result of the transfer.

4.5.2 Plan-to-Plan Transfers: Allocation

Any Plan-to-Plan Transfer received by the Plan pursuant to this Article IV shall be credited, as it is received, to the Plan-to-Plan Transfer Account of the Participant on whose behalf it was received.

4.5.3 Plan-to-Plan Transfers: Vesting

The Plan-to-Plan Transfers received by the Plan on behalf of any Participant shall be fully vested in such Participant and not subject to Forfeiture at any time.

4.6.1 Voluntary Participant Contributions: Amount

No Voluntary Participant Contributions shall be made to the Plan after January 31, 2001.

4.6.3 Voluntary Participant Contributions: Vesting

The Voluntary Participant Contributions received by the Plan on behalf of any Participant shall be fully vested in that Participant and not subject to Forfeiture at any time. 4.6.4 Voluntary Participant Contributions: Withdrawals Provided that he has met consent requirements of the type described in Section 7.5(c) within 90 days before the date of such withdrawal, a Participant may withdraw an amount against the balance, if any, then credited to his Voluntary Participant Contribution Account. Such a withdrawal may be made at any time during a Plan Year.
The amount of any withdrawal from a Voluntary Participant Contribution Account pursuant to this Section shall be charged against that Account as of the date that the withdrawal is made from the Plan.

ARTICLE V

REQUIRED NON-DISCRIMINATION TESTING

5.1.1 Limitation on Additions

(a) Annual Additions are the sum of the following contributions for any Limitation Year to any plan maintained by the Employer for that Limitation Year:

         (1) Employer Contributions;

         (2) Employee Contributions; and

         (3) Allocations to any individual medical account maintained on behalf of the Participant by the Employer pursuant to a pension or annuity plan, as described in Code secs. 415(l)(1) and 419A(d)(2).

Contributions shall not fail to be Annual Additions to this Plan merely because such contributions are excess contributions or excess aggregate contributions, or merely because such excess contributions or excess aggregate contributions are distributed. Excess deferrals are Annual Additions only if they are not distributed as provided in Article IV.

(b) Effective for Plan Years beginning after December 31, 1994, a Participant's Maximum Annual Addition for a Limitation Year is the lesser of:

         (1) twenty-five percent (25%) of the Participant's Compensation for the Limitation Year; or

         (2) $30,000 as adjusted under Code sec. 415(d).

(c) Any provisions of this Plan to the contrary notwithstanding, the Annual Additions for the benefit of a Participant in a Limitation Year shall in no event exceed the Participant's

Maximum Annual Addition for that Limitation Year.

If allocations pursuant to Article IV would otherwise result in the limitation in the preceding sentence being exceeded for a Participant in a Limitation Year because of a reasonable error in estimating a Participant's annual Compensation, or because of a reasonable error in determining the amount of Elective Contributions (within the meaning of Code sec. 402(g)(3)), or because of any other facts and circumstances which the Internal Revenue Service finds to be appropriate consistent with Code sec. 415 and regulations promulgated thereunder, then the Plan Administrator shall reduce that Participant's Annual Additions, but only to the extent that the sum of such Additions no longer exceeds his Maximum Annual Additions.

This reduction of the Participant's Annual Additions shall be accomplished by reducing the allocation (if any) of each of the amounts described below according to the order in which they are listed. Each such amount shall be completely exhausted before the next listed allocation is reduced.

The allocations to be reduced (and the order in which they shall be reduced) shall be as follows:

         (1) Voluntary Participant Contributions

         (2) Elective Contributions and, if the Participant is an HCE, related Matching Contributions

         (3) Profit-Sharing Contributions

         (4) Money Purchase Contributions

         (5) Matching Contributions not described above

         (6) Supplemental Contributions

The amount by which an Elective Contribution is reduced shall be distributed to the Participant on whose behalf it was received as soon as administratively practicable, and shall include any earnings and gains that have been allocated and which are attributable to that returned amount.

The remaining surplus amounts created by the reductions described above shall be held in a Suspense Account established and administered pursuant to Section 5.1.2.

(d) For purposes of this Section, "Compensation" means a Participant's wages, salary, and/or other remuneration received from the Employer that is required to be reported as income for federal income tax withholding purposes under Code sec. 3401(a), plus, for Plan Years beginning after December 31, 1997, any elective deferrals which are not included in the Participant's gross income by reason of Code secs. 125, 402(g)(3) or 457. Compensation shall not include contributions to any individual medical account maintained on behalf of the Participant by the Employer as described in Code secs. 415(l)(1) and 419A(d)(2).

For any Self-Employed Individual, Compensation means Earned Income.
For the purposes of this Section, the total amount of Compensation that is actually paid or made available to a Participant within a Limitation Year shall be the amount of that Participant's Compensation taken into account regarding that Limitation Year.

(e) Aggregation of Plans

For purposes of this Section, all qualified defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the Employer will be treated as part of this Plan, and all qualified defined benefit plans (without regard to whether a plan has been terminated) ever maintained by the Employer will be treated as one defined benefit plan. If the Annual Additions to all qualified defined contributions plans exceed the limits of this Section on an aggregated basis, reductions required by this Section shall be made as provided in subsection (c) unless the other defined contribution plans specifically provide otherwise.

Employee contributions (whether mandatory or voluntary) to a qualified defined benefit plan maintained by the Employer shall be treated as a defined contribution plan maintained by the Employer.

Any qualified defined benefit or defined contribution plan maintained by any member of a controlled group of corporations or group of trades or businesses (whether or not incorporated) under common control (within the meaning of Code sec. 414(b) and (c) as modified by Code sec. 415(h)) of which the Employer is a member shall be treated as a plan maintained by the Employer.

(f) Additional Limitation in the Case of Defined Benefit Plan and Defined Contribution Plan for Same Employee:

         (1) The provisions of this paragraph shall be applicable for all Plan Years beginning prior to January 1, 2000.

         In any case where a Participant has at any time participated in a defined benefit plan maintained by the Employer, the limitation imposed by this Section (without regard to this Additional Limitation) shall be reduced to the extent necessary to prevent the Participant's Combination Ratio from exceeding 1.0 in any Limitation Year. A Participant's Combination Ratio is the sum of his Defined Benefit Fraction and his Defined Contribution Fraction.

         (2) A Participant's Defined Benefit Fraction for a Limitation Year is a fraction -

                  (A) the numerator of which is his projected annual benefit (as defined in Code sec. 415(e) and regulations thereunder) to which the Participant would be entitled under the defined benefit plan as of the close of the Limitation Year;

                  (B) the denominator of which is the lesser of:

                           (i) the product of 1.25 (or, if the Plan is top-heavy as determined under the provisions of Section 5.2, 1.0) multiplied by the dollar limitation in effect under Code sec. 415(b)(1)(A) for such Limitation Year, or

                           (ii) the product of 1.4 multiplied by the amount which may be taken into account under Code sec. 415(b)(1)(B) with respect to such Participant for such Limitation Year.

         (3) A Participant's Defined Contribution Fraction for a Limitation Year is a fraction -

                  (A) the numerator of which is the sum of the Annual Additions (as defined in this Section) to the Participant's account for the Participant's benefit as of the close of the Limitation Year and for all prior Limitation Years; and

                  (B) the denominator of which is the sum of the lesser of the following amounts determined for such Limitation Year and for each prior Limitation Year of Service with the Employer:

                           (i) the product of 1.25 (or, if the Plan is top-heavy as determined under the provisions of Section 5.2, 1.0) multiplied by the dollar limitation in effect under Code sec. 415(c)(1)(A) for such Limitation Year (determined without regard to Code sec. 415(c)(6)), or

                           (ii) the product of 1.4 multiplied by the amount which may be taken into account under Code sec. 415(c)(1)(B) (or subsection (c)(7) or (8), if applicable) with respect to such Participant for such Limitation Year.

         (4) For purposes of this Additional Limitation, Employee contributions to any defined benefit plan maintained by the Employer, whether mandatory or voluntary, shall be treated as a separate defined contribution plan maintained by the Employer.

         (5) If an Additional Limitation is applicable, it shall be imposed in the defined benefit plan before any reduction in the limitation on benefits payable under this Plan, unless the applicable defined benefit plan provides expressly to the contrary.

5.1.2 Suspense Account

For any Plan Year, any surplus amounts created by reductions described in
Section 5.1.1(c) and not returned to a Participant shall be held unallocated in a Suspense Account.

Any provisions of this Plan to the contrary notwithstanding, any amounts held in a Suspense Account shall be applied toward the restoration of Forfeitures described in Section 7.1, and then to Employer contributions and Plan expenses as such obligations accrue, with the Employer making no further contributions to the Plan until such time as the Suspense

Account balance has been exhausted.
No amounts held in a Suspense Account may be distributed to any Participant at any time prior to termination of the Plan. If there are amounts held in a Suspense Account when the Plan is terminated, such amounts shall be reallocated to Participants in proportion to their Compensation for that Plan Year but not in excess of each Participant's Maximum Annual Addition for the Plan Year. Any amounts that cannot be reallocated because they exceed the limits of Section 5.1.1, may revert to the Employer according to Section 8.1.3.

5.2.1 Top-Heavy Provisions: Application

The provisions of Sections 5.2.1 - 5.2.3 shall become effective only if, as of the first day of the applicable Plan Year, the Plan is top-heavy pursuant to
Section 5.2.2.

5.2.2 Top-Heavy Determination

(a) Definitions

         (1) Aggregation Group

                  (A) Required Aggregation Group means

                           (i) each and every plan of the Employer in which a Key Employee is a Participant during the Plan Year containing the Determination Date or any of the four preceding Plan Years, including any plan that has subsequently terminated, and

                           (ii) each other plan of the Employer which enables any plan described in subsection (i) above to meet the participation or nondiscrimination requirements of the Code, including (but not limited to) the requirements of Code secs. 401(a)(4) or 410.

                  (B) Permissive Aggregation Group means a Required Aggregation Group or a plan described in subsection (A)(i) above together with any other plan of the Employer which is not required to be included in an Aggregation Group under subsection (A)(i) above but which may be so included if such group would continue to meet the participation and nondiscrimination requirements of Code secs. 401(a)(4) and 410.

                  (C) Top-Heavy Group means any Required Aggregation Group found to be top-heavy pursuant to subsection (b) of this Section 5.2.2.

         (2) Compensation means compensation as defined in Section 5.1.1(d).

         (3) Determination Date means the last day of the preceding Plan Year.

         (4) Non-Key Employee means any Employee who is not a Key Employee.

         (5) Present Value of Accrued Benefits means, for this Plan, the sum of

                  (A) the account balances attributable to Elective and Employer Contributions and Supplemental Contributions as of the most recent Valuation Date occurring within a twelve-month period ending on the Determination Date, and

                  (B) an adjustment for certain contributions due as of the Determination Date, as required by Code sec. 416.

                  If this Plan is a member of an Aggregation Group, Present Value of Accrued Benefits shall mean the sum of the account balances of all Elective, Employer and non-deductible Employee contribution accounts maintained for the Participant pursuant to all defined contribution plans that belong to the group and of which he is a participant and also the sum of the present values of the vested accrued benefits due the Participant pursuant to all defined benefit plans that belong to the group and in which the Participant participates.

         (6) Valuation Date means the last date in each Plan Year on which account balances are valued.

(b) Top-Heavy Test

The Plan (or Aggregation Group) shall be top-heavy for each Plan Year if, as of the Determination Date, the Plan's (or Aggregation Group's) top-heavy ratio for the Plan Year exceeds sixty percent (60%). The top-heavy ratio is the Present Value of Accrued Benefits of all Key Employees over the Present Value of Accrued Benefits of all Employees, excluding former Key Employees. Calculation of the top-heavy ratio shall be made in accordance with Code sec. 416 (with specific reference to Code sec. 416(g)(3)) and shall take into account the following amounts:

         (1) Present Value of Accrued Benefits as described in subsection (a)(5) above; and

         (2) The amount of all distributions to Participants or their Beneficiaries during the Plan Year that includes the Determination Date and also during the four preceding Plan Years pursuant to this Plan or pursuant to a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, EXCEPT

                  (A) any rollover to this Plan initiated by the Employee; and

                  (B) any transfer to this Plan from a qualified plan maintained by an unrelated employer; and

                  (C) any distribution which occurred after the Valuation Date but prior to the Determination Date to the extent that such a distribution has been included in the calculation of the Present Value of Accrued Benefits.

However, calculation of the top-heavy ratio for any Plan Year shall not take into account the Present Value of Accrued Benefits or the amount of all distributions made to any Participant who has not performed services for the Employer at any time during the five-year period ending on such Plan Year's Determination Date.

For an Aggregation Group, each plan shall initially be tested separately, and then the plans shall be aggregated by adding together the results for each plan as of the Determination Dates that fall within the same calendar year. If the Aggregation Group includes two or more defined benefit plans, the same actuarial assumptions will be specified within and used by such plans for the purposes of this Section 5.2. Also, in such defined benefit plans proportional subsidies shall be ignored and non-proportional subsidies considered for the purposes of this Section 5.2.2(b).

For a Required Aggregation Group, each Plan shall be tested by determining the Present Value of Accrued Benefits for non-Key Employees (1) pursuant to the method, if any, that uniformly applies for accrual purposes under all plans maintained by the affiliated employers; or (2) if there is no such method, as if such Accrued Benefits accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rates of Code sec. 411(b)(1)(C).

5.2.3 Special Rules for Top-Heavy Plans

(a) Application of Special Rules

         (1) If, after application of the top-heavy test described in Section 5.2.2(b), this Plan is found not to be top-heavy, then the special rules set forth below shall not apply to this Plan. In that event, the other applicable provisions in this Plan will govern.

         (2) If, after application of the top-heavy test in Section 5.2.2(b), this Plan is found to be top-heavy, then the following special rules shall govern.

(b) Minimum Contribution

         (1) For each Plan Year in which this Plan or any other qualified plan of the Employer is top-heavy, each non-Key Employee who is a Participant and who has not separated from Service at the end of the Plan Year, including any Participant who failed to complete 1,000 Hours of Service, and any who did not make an Elective Contribution pursuant to Section 4.1.1, shall accrue not less than the minimum contribution described below.

         (2) The sum of the Employer's contributions and any forfeitures allocated to the Individual Accounts of each such Participant for each Plan Year in which the Plan is top-heavy must equal not less than

                  (A) at least three percent (3%) of each such Participant's Compensation for that Plan Year; or

                  (B) if the highest percentage of Compensation provided on behalf of Key Employees who are Participants for that Plan Year is less than three percent (3%), then not less than the same percentage of such Compensation for that Plan Year for each non-Key Employee Participant as the largest percentage of such Compensation provided on behalf of Key Employee Participants for that Plan Year.

         (3) Any provisions of subsection (2) above to the contrary notwithstanding, for each Plan Year in which the Employer maintains both a defined benefit plan and a defined contribution plan and both plans are top-heavy, each non-Key Employee who is a Participant in both such plans shall be credited with not less than a portion of the sum of the Employer's contributions and forfeitures made under the terms of this Plan for that Plan Year equal to five percent (5%) of his Compensation.

In determining the minimum contribution that is required for non-Key Employees by this Section, Elective Contributions and Matching Contributions, if any, that are allocated to Key Employees shall be taken into account. However, to the extent that Matching Contributions made on behalf of non-Key Employees are taken into account in meeting the Actual Deferral Percentage Test or the Actual Contribution Percentage Test described below, such contributions may not additionally be credited as part of any minimum contribution required by this Section. Elective Contributions made on behalf of non-Key Employees may not be credited as part of any minimum contribution required by this Section.

If the Employer is required to contribute an additional amount to this Plan or any other plan on behalf of a Participant as a result of the operation of this Article, that amount shall be credited to an Employer Contribution Account established and maintained on the Participant's behalf.

5.3 Actual Deferral Percentage Test

The Plan shall satisfy the Actual Deferral Percentage (ADP) Test of Code sec. 401(k)(3), which is incorporated herein by reference, along with Code sec. 1.401(k)-1, and any subsequent guidance under Code sec. 401(k), issued by the Internal Revenue Service. The ADP Test shall be satisfied by using current Plan Year data as described in Code sec. 401(k)(3) and Notices 97-2 and 98-1 and subsequent guidance.

5.4 Actual Contribution Percentage Test

The Plan shall satisfy the Actual Contribution Percentage (ACP) Test of Code sec. 401(m)(2), which is incorporated herein by reference, along with Code sec. 1.401(m)-1, and any subsequent guidance under Code sec. 401(m), issued by the Internal Revenue Service. The ACP Test shall be satisfied by using current Plan Year data as described in Code sec. 401(m) and Notices 97-2 and 98-1 and subsequent guidance.

5.5 Multiple Use of Alternative Limitation

(a) The Plan shall comply with the provisions of Code sec. 401(m)(9), which are incorporated herein by reference, along with Code sec. 1.401(m)-2, and any subsequent guidance under Code sec. 401(m)(9), issued by the Internal Revenue Service.

(b) If a multiple use of the alternative limitation occurs, the multiple use shall be corrected by reducing the ADP, the ACP, or a combination of the two, as determined by the Plan Administrator.

ARTICLE VI

ADMINISTRATION OF PLAN ASSETS

6.1.1 The Trust Fund

All funds received by the Plan pursuant to Article IV, including amounts deposited with the Insurance Company under an annuity or insurance contract, shall be credited to the trust fund. The trust fund shall be of a suitable nature to hold the funds and to provide the benefits payable under this Plan.

The Plan Administrator shall create and maintain adequate records to disclose the interest in the trust fund of each Participant or, where appropriate, Beneficiary. Such records shall be in the form of Individual Accounts, and credits and charges shall be made to such accounts in the manner herein described. These amounts shall be maintained for accounting purposes only and shall not represent any segregated or identifiable portion of the trust fund.

All deposits to the trust fund shall be applied for the exclusive benefit of Participants and their Beneficiaries, except for such reasonable expenses as may be incurred in the establishment or operation of the Plan and which are not otherwise paid. Except as provided in Sections 8.1.3 and 8.5, no amounts in the trust fund nor any earnings attributable thereto, may ever revert to the Employer prior to full satisfaction of all liabilities under the Plan.

6.1.2 Investment Restrictions The Trustee may invest in any security issued by the Employer which is a "Qualifying Employer Security" as defined in ERISA sec. 407(d)(5). Any investments of Elective Contributions in Qualifying Employer Securities, however, shall not exceed the limits described in ERISA sec. 407(b). Notwithstanding the above, this limitation shall not apply to any investments made pursuant to Section 6.1.3.

6.1.3 Participant Directed Investments

Amounts held in the trust fund shall be allocated among a variety of investment options made available and selected by the Trustees pursuant to the contract with the Insurance Company. Each Participant and Beneficiary may direct and redirect the allocation of the amounts held in the trust fund on his behalf among these investment options.

To the extent that the Participant or Beneficiary does not direct the investment of such amounts received on his behalf, the remainder will automatically be allocated to and invested in one of the investment options available under the Insurance Company contract and pursuant to the Trustees' direction.

Any of the above-specified directives to allocate, re-allocate, transfer or remove funds from or among the various investment options shall be effective for the purposes of this Plan only prospectively after reasonable notice to the Insurance Company and subject to any restrictions on the amount or timing of transfers to or from particular investment options, according to the terms of the Insurance Company contract or procedures established and uniformly applied by the Plan Administrator.

6.2 Account Adjustments

Individual Accounts shall be valued as of the last day of each calendar quarter and every other day on which earnings, gains, and losses are credited. Each Active Account shall be credited with earnings, gains, and losses according to the terms of its underlying investments. Plan expenses described in Section 6.4 shall be allocated at least once in every calendar quarter to Individual Accounts existing on that allocation date. Each Individual Account shall receive an allocation of such expenses in the same proportion that the balance of the

Individual Account bears to the sum of the balances of all Individual Accounts. The allocation dates shall be determined according to a uniform, consistent, and nondiscriminatory procedure approved by the Plan Administrator. For purposes of this Section, Active Account means each Individual Account, any Suspense Account, and each other account that can accrue earnings, gains, and losses, such as an account used for holding Forfeitures until they can be applied as provided in Article IV.

6.3 Distribution Adjustments

The amount of any distribution from an Individual Account maintained on behalf of a Participant pursuant to the terms of this Plan shall be charged against that Individual Account as of the date the distribution is made.

6.4 Expenses

For any Plan Year, the Employer may pay the expenses of operating and maintaining the Plan. Such payment shall be in addition to and independent of any contributions to the Plan or assets held by the Plan.

Absent prompt and timely payment by the Employer, the expenses of operating and maintaining the Plan for the Plan Year shall be paid from Forfeitures available for allocation, and then any unpaid remainder shall be allocated to Individual Accounts pursuant to Section 6.2, EXCEPT that any expenses attributable to the single sum benefit payment fee for a distribution other than a death, Total and Permanent Disability or Retirement and the loan administration fee shall be directly charged against that Participant's Individual Accounts.

ARTICLE VII

DISTRIBUTIONS

7.1 Termination of Employment or Disability Before Retirement

(a) If a Participant terminates Service due to any reason except his death or Retirement, or if the Participant incurs a Total and Permanent Disability, he may elect to receive his Vested Benefit. To be effective for the purposes of this Plan, such an election must be delivered in writing to the Plan Administrator within a reasonable time not more than 90 days before the Annuity Starting Date that the Participant has selected. In the election the Participant shall specify a form in which the Vested Benefit is to be distributed from among the forms described in Section 7.4, and also an Annuity Starting Date, provided that no distribution under this Section shall be made or commence before the Participant's date of termination as an Employee or Total and Permanent Disability, nor later than the Participant's Retirement Age.

If the Participant is married at the time of his election, his election shall have no effect for the purposes of this Plan unless the requirements of Section 7.5(c) regarding waiver of the Qualified Joint and Survivor annuity are met within 90 days before the Annuity Starting Date.

(b) In any event, the Plan Administrator (or Trustee, as applicable) shall distribute to the Participant his entire Vested Benefit in a lump sum as soon as administratively practicable after the date of his termination or disability, provided that the Participant's Vested Benefit does not exceed $5,000 as of the distribution date. If the Participant's entire Vested Benefit equals zero as of the date his Service terminates or the date the Participant first incurs a Total and Permanent Disability, then the Participant shall be deemed to have received a distribution of his entire Vested Benefit as of that date of termination or disability.

(c) Any distribution that is made to a Participant pursuant to this Section shall be in lieu of any and all other benefits, present or contingent, to which the Participant may be entitled under the terms of this Plan, with the difference between the amount distributed and the sum of the balances of the Participant's Individual Accounts becoming a Forfeiture as of the Annuity Starting Date, subject to disposition pursuant to Section 4.2.4.

However, if a distribution is made pursuant to this Section to a Participant whose Vested Percentage is less than one hundred percent (100%), the Participant shall have until the end of a period of five consecutive Break in Service Years, or five years after the Participant's Date of Re-employment, if earlier, to resume employment as an Eligible Employee and repay to the Plan the amount previously distributed, whereupon the Participant's Individual Account balances shall be restored to the extent of the amounts repaid, plus any amounts forfeited pursuant to Section 4.2.4, provided that in any event such balances shall be restored to not less than the amounts that existed immediately prior to the distribution.

7.2 Death Benefits

(a) If a Participant dies after the Annuity Starting Date of his Vested Benefit, the remaining portion of the Vested Benefit will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

If a Participant dies prior to the Annuity Starting Date of his Vested Benefit, then the Plan shall distribute a death benefit on the Participant's behalf as provided below. The amount of the death benefit shall be the Participant's Vested Benefit (after having taken into account any security interest in his Vested Benefit that the Plan has as a result of any currently outstanding loan to the Participant).

(b) Unless the Participant elects otherwise as provided in subsection (e) below, if the Participant has a "surviving spouse" (as defined in subsection (d) below) as of his date of death, the death benefit shall be payable to the surviving spouse. If the Participant has no surviving spouse, the death benefit will be paid to the Participant's designated Beneficiary.

If the Participant's Vested Benefit has a lump sum value of $5,000 or less, then the death benefit shall be distributed in the form of a lump sum, and the Annuity Starting Date of that benefit shall be as soon as administratively practicable following the

Participant's date of death.

If the Participant's death benefit has a lump sum value in excess of $5,000, and if the Participant has a surviving spouse as of the Participant's date of death, unless the Participant elects otherwise as provided in subsection (e) below, the form in which that benefit will be automatically distributable to the surviving spouse (or to a non-spouse Beneficiary elected pursuant to subsection (e)) shall be a "qualified preretirement survivor annuity", providing equal monthly payments to the surviving spouse (or non-spouse Beneficiary, as applicable) for the duration of his or her life, with no payments after his or her death.

(c) The Annuity Starting Date of the qualified preretirement survivor annuity shall be within a reasonable time (not exceeding 90 days) following the Plan Administrator's receipt from the surviving spouse (or non-spouse Beneficiary, as applicable) of a writing requesting the commencement of that annuity. Absent such a request, the Annuity Starting Date shall be not later than the date specified in subsection (f)(1) or (2), below.

(d) "Surviving spouse" means a spouse to whom the Participant was married throughout the one-year period ending on the earlier of:

         (1) the Annuity Starting Date of the Participant's death benefit, PROVIDED that if the Participant was married within one year of his Annuity Starting Date and he and his spouse from such marriage were married for at least a one-year period ending on the date of the Participant's death, such Participant and such spouse shall be treated as having been married throughout the one-year period ending on the Annuity Starting Date of the Participant's death benefit, or

         (2) the date of the Participant's death.

(e) (1) Subject to the requirements of Section 7.5(c), at any time during the "election period" a Participant may elect to waive the qualified preretirement survivor annuity benefit form so that the benefit will be payable, if at all, in an alternate form permissible under this Plan, and may also elect a specifically designated non-spouse Beneficiary to replace the Participant's surviving spouse as the Beneficiary. The Participant may also at any time revoke an election and make another election. Any such election or revocation shall be in writing and shall be effective upon receipt by the Plan Administrator.

         (2) For purposes of this subsection, the "election period" shall be:

                  (A) for a Participant who has not separated from Service, the period commencing on the Participant's Date of Employment or Date of Re-employment and ending on the last day of the Plan Year preceding the Plan Year in which the Participant attains age 35. Thereafter, a Participant must make a new election within the period beginning on the later of the first day of the Plan Year in which the Participant attains age 35 or the Participant's Date of Employment or Date of Re-employment and ending on the date of the Participant's death; or

                  (B) for a Participant who is separated from Service with the Employer, the period beginning on the date the Participant separates from Service with the Employer and ending on the date of his death. In the case of such Participant, such election shall pertain only to the Participant's account balances earned prior to the date of the separation.

         (3) A written explanation with respect to the qualified preretirement survivor annuity shall be provided to each Participant within a reasonable period following his commencement of participation and, if later, once within the period commencing with the first day of the Plan Year in which the Participant attains age 32 and ending with the last day of the Plan Year preceding the Plan Year in which he attains age 35, unless he terminates his employment prior to his attainment of age 35, in which case such written explanation shall be provided at the time of the Participant's termination or within a reasonable period thereafter. The written explanation shall be provided in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Section 7.5(d).

         For the purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from Service before the Plan Year in which the Participant attains age 35, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

(f) Except as provided above regarding the qualified preretirement survivor annuity, the Participant's death benefit shall be distributed in the form of a lump sum as soon as administratively practicable following the Participant's date of death but not later than the December 31 of the calendar year containing the fifth anniversary of the Participant's death, EXCEPT as provided below. If the Participant's death benefit exceeds $5,000, a surviving spouse or other designated Beneficiary may elect an Annuity Starting Date or have the death benefit distributed in any other form of benefit described in Section 7.4 and not precluded thereby. To be effective for the purposes of this Plan, such an election must be in writing, and must be received by the Plan Administrator and specify an Annuity Starting Date prior to December 31 of the calendar year described below:

         (1) if payable to a surviving spouse, the Annuity Starting Date may be the later of (A) December 31 of the calendar year immediately following the calendar year in which the Participant died or (B) December 31 of the calendar year in which the Participant would have attained age 70 1/2; or

         (2) if payable to any other designated Beneficiary as a non-lump sum, the Annuity Starting Date may be no later than December 31 of the calendar year immediately following the calendar year in which the Participant died.

PROVIDED that, if the spouse or Beneficiary cannot be located within the applicable time period specified above, the Plan Administrator may delay commencement or distribution of payments for a period ending not later than the first day of the first month beginning after the sixtieth day following the date on which the spouse or Beneficiary has been identified and located by the Plan Administrator and the Plan Administrator has received any necessary documentation of death.

A death benefit payable to any surviving child of the Participant shall be treated as if payable to the surviving spouse for purposes of (1) above in this subsection PROVIDED that such benefit will become payable to the surviving spouse as of the date such child reaches age 21 or as of such other time as prescribed by the Secretary of the Treasury under regulations.

If a surviving spouse is eligible to receive death benefits under this Plan, and if that surviving spouse dies prior to the Annuity Starting Date of those death benefits, then the death benefits to which the deceased spouse had been entitled shall be payable on his or her behalf within such a time-frame as would be appropriate if the deceased spouse had been the Participant, with the date of death of the surviving spouse being substituted for the Participant's. However, the exceptions provided in Code sec. 401(a)(9)(B)(iv) shall not be available regarding any surviving spouse of the Participant's surviving spouse.

(g) If a Participant dies after his Vested Benefit has been distributed in the form of a lump sum, there shall be no benefit payable from the Plan as a result of the Participant's death. If his Vested Benefit has been distributed in the form of an annuity, any benefit payable as a result of the Participant's death shall be determined solely under the terms of the annuity that was distributed, provided that the remaining portion of such benefit, if any, shall be distributed to the Beneficiary at least as rapidly as provided in the terms of the annuity but in any event consistent with Code sec. 401(a)(9)(B).
If a Participant dies while receiving the Payments from Account described in
Section 7.4 before his entire Vested Benefit has been distributed, his surviving spouse or Beneficiary may elect in writing to the Plan Administrator to receive the previously undistributed portion of such Vested Benefit in the form of a lump sum; in any event, the remaining portion of such benefit, if any, shall be distributed at least as rapidly as under the terms of the Payments from Account in effect for the Participant at death.

7.3 Retirement

A Participant, regardless of his status as an Employee, shall have attained Retirement Age when he has attained age 65, which shall be his Normal Retirement Age. A Participant who has attained Retirement Age may retire by designating in writing to the Plan Administrator a Retirement Date, which shall be his Retirement benefit's Annuity Starting Date, and which may be the first day of any month after he has attained Normal Retirement Age, but not later than the latest date permitted by the provisions of Section 7.5(e). This latter date shall be the Retirement Date of any Participant who has not previously designated a Retirement Date.
Upon Retirement, a Participant shall commence to receive the Participant's Vested Benefit as provided in Sections 7.4 and 7.5.

7.4 Form of Retirement Benefit

(a) Unless an optional form of benefit has been selected pursuant to subsection
(b) below, the Retirement benefit payable to a Participant whose Vested Benefit exceeds Art. VII 32 800311_401k.doc $5,000 on the Participant's Retirement Date shall be distributed in the form of a Qualified Joint and Survivor Annuity.

         (1) For a Participant who has no spouse as of his Retirement Date, the Qualified Joint and Survivor Annuity is an annuity providing monthly income payable for his life only, with no payments after his death.

         (2) For a Participant who has a spouse as of the Participant's Retirement Date, his Qualified Joint and Survivor Annuity is an annuity which provides monthly income payable for the Participant's life, and thereafter for the life of the Participant's spouse, with payments to the spouse equal to one-half of the payments to the Participant.

Otherwise, the Retirement benefit shall be distributed in the form of a Lump
Sum.

(b) Unless a Lump Sum is required by Sections 7.1(b) or 7.2(b), or if the Participant's Retirement benefit exceeds $5,000 as of the Participant's Retirement Date, subject to the provisions of Section 7.5, a Participant may elect to waive receipt of the Participant's Vested Benefit in the form of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity, and instead to receive the Vested Benefit in one of the following forms.

         (1) Joint and Contingent Survivor Annuity - monthly income payable for the life of the Participant, and thereafter for the life of the Participant's spouse, if the Participant is married on the Annuity Starting Date designated in the election, otherwise for the life of the Participant's Beneficiary. Payments to the spouse or Beneficiary may be the same amount as or two thirds of the payment paid to the Participant, as specified in the election.

         (2) Straight Life Annuity - monthly income payable for the life of the Participant only, with no payments after the Participant's death.

         (3) Certain and Life Annuity - monthly income payable for the life of the Participant with the provision that if the Participant dies after the Participant's Retirement Date, or if a Beneficiary dies after commencement of payments, but before the end of a certain period of 60, 120 or 180 months, as elected, payments will commence or be continued for the remainder of the certain period to the Participant's Beneficiary (or, if the annuity is distributed pursuant to Section 7.2, to a Beneficiary designated by the Participant's Beneficiary) PROVIDED, however, that the certain period elected shall not extend beyond (1) the life expectancy of the Participant, (2) the life expectancies of the Participant and the Participant's designated Beneficiary, (3) if payable pursuant to Section 7.2, the life expectancy of the designated Beneficiary, or (4) 60 months, if the Participant's Beneficiary is the Participant's estate.

         (4) Annuity for a Period Certain - monthly income payable for a certain period elected by the Participant of not more than 240 months, with the provision that if the Participant dies after the Participant's Retirement Date, or if a Beneficiary dies after commencement of payments, but before the end of the certain period, payments will commence or be continued for the remainder of the certain period to the Participant's Beneficiary (or, if the annuity is distributed pursuant to Section 7.2, to a Beneficiary designated by the Participant's Beneficiary) PROVIDED, however, that the certain period elected shall not extend beyond (1) the life expectancy of the Participant, (2) the life expectancies of the Participant and the Participant's designated Beneficiary, (3) if payable pursuant to
         Section 7.2, the life expectancy of the designated Beneficiary, or (4) 60 months, if the Participant's Beneficiary is the Participant's estate.

         (5) Payments from Account - periodic payments in an amount specified by the Participant or his surviving Beneficiary continuing until the Participant's Vested Benefit (adjusted for subsequent Account Adjustments) is exhausted, PROVIDED however that the period over which the payments are to be made shall not extend beyond (1) the life expectancy of the Participant, (2) the life expectancies of the Participant and his designated Beneficiary, (3) if payable pursuant to
         Section 7.2, the life expectancy of the designated Beneficiary, or (4) 60 months, if the Participant's Beneficiary is the Participant's estate.

         (6) Lump Sum - a single payment in an amount equal to the Participant's Vested Benefit.

         (7) Partial Distributions - A lump sum payment in an amount specified by the Participant, except that the amount of the payment may not be less than $1,000.

However, no optional form may be elected under which the amount of monthly benefit payable to the Participant would not exceed 50% of the amount the Participant would receive in the form of a Straight Life annuity unless such optional form is a Lump Sum or a Joint and Survivor Annuity with the Participant's spouse as Beneficiary.

7.5 Retirement Benefits: Election of Forms and Commencement of Payments

(a) Applicability of this Section

In the case of a Participant who will receive a distribution pursuant to Section
7.1 due to his termination of Service or Total and Permanent Disability before the Participant's attainment of Retirement Age, the form of the distribution and the time of commencement of payments will be as provided in that Section. The form and time of commencement of death benefits payable to Beneficiaries shall be governed according to Section 7.2. The form and time of commencement of any other benefits payable pursuant to this Plan will be determined according to this Section and

Section 7.4.

In any event, all distributions required under this Section shall be determined and made in accordance with Code sec. 401(a)(9), including the minimum distribution incidental benefit requirement of Code sec. 1.401(a)(9)-2.

(b) Election

A Participant may elect to waive his right to receive his Retirement benefit in the form of a Qualified Joint and Survivor Annuity so as to receive his Retirement benefit in one of the alternative forms described in Section 7.4, and may also elect to name a Beneficiary or to replace the Beneficiary currently designated by the Participant or this Plan. Such an election may be revoked and replaced with another such election. However, to be effective for the purposes of this Plan, any such an election or revocation must be made in writing and received by the Plan Administrator before the Participant's Annuity Starting Date, and must satisfy the spousal consent requirements described in subsection
(c) below, and must specifically designate the form in which the benefits shall be paid. In order to waive the Participant's right to receive a Retirement benefit in the form of a Qualified Joint and Survivor Annuity, the election or revocation must be received by the Plan Administrator within 90 days of the date the explanation described in subsection (d) below was provided to the Participant. In addition, if the election is to replace the Beneficiary currently designated by the Participant (or if there is no such designation by the Participant, then the Beneficiary (if any) designated by this Plan), then the election must specifically designate the person who is to become the Beneficiary.

(c) Spousal Consent

An election by a Participant to receive his Retirement benefit in one of the alternative benefit forms or to change his Beneficiary shall not have any effect for the purposes of this Plan unless:

         (1) the Participant's spouse, in a writing received by the Plan Administrator, acknowledges the effect of and consents to the Participant's election within 90 days before the Annuity Starting Date, and the writing is witnessed by the Plan Administrator or a notary public; or

         (2) it can be established to the Plan Administrator's satisfaction that spousal consent cannot be obtained because there is no spouse, or because the spouse cannot be located, or because of other circumstances which render obtaining such spousal consent impossible.

Any consent by a spouse (or establishment that the consent of the spouse cannot be obtained) pursuant to this subsection shall be effective only with respect to such spouse.

(d) Explanation

No less than 30 days and no more than 90 days before a Participant's Annuity Starting Date, the Plan Administrator shall provide the Participant with a written explanation of (1) the terms and conditions of the Qualified Joint and Survivor Annuity;

(2) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity; (3) the rights of the Participant's spouse (if any) regarding the Qualified Joint and Survivor Annuity; and (4) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity. The Annuity Starting Date for a distribution in a form other than a Qualified Joint and Survivor Annuity may be less than 30 days after receipt of the written explanation described in the preceding paragraph provided:

         (1) The Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent) a form of distribution other than a Qualified Joint and Survivor Annuity; and

         (2) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the seven (7) day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant; and

         (3) the Annuity Starting Date is a date after the date that the written explanation was provided to the Participant.

The Annuity Starting Date may be a date prior to the date the written explanation is provided to the Participant if the distribution does not commence until at least 30 days after such written explanation is provided, subject to the waiver of the 30-day period as provided for in the above paragraph.

(e) Commencement of Payments

         (1) Unless a Participant otherwise elects in a writing received by the Plan Administrator prior to the Participant's Annuity Starting Date, payment of the Participant's Vested Benefit shall begin not later than the 60th day after the close of the Plan Year in which occurs the latest of:

                  (A) the Participant's attainment of Normal Retirement Age; or

                  (B) the tenth anniversary of the date on which the Participant commenced participation in this Plan; or

                  (C) the Participant's termination of Service, provided that if the Participant has failed to provide the Plan Administrator with sufficient information as to age and marital status or any other relevant information, so that the amounts of payment may not be determined, or if the Participant cannot be located, then the Plan Administrator may delay commencement of payments for not more than 60 days after the earliest date on which the amount and form of payment may be determined under the terms of this Plan, or the Participant is located. The amount of payment in the event of such a delay shall be retroactive to the Participant's Retirement Date. Notwithstanding any provisions of this paragraph (1) to the contrary, the failure of a Participant and the Participant's spouse to consent to the distribution of a benefit while that benefit is immediately distributable pursuant to this Section shall be deemed to be an election to defer commencement of payment of that benefit.

         (2) Any provisions of this Plan to the contrary notwithstanding, the entire vested interest of the Participant in benefits under this Plan:

                  (A) will be distributed to the Participant not later than the Participant's Required Beginning Date, or

                  (B) will be distributed, beginning not later than the Participant's Required Beginning Date, over the life of the Participant or over the lives of the Participant and a designated Beneficiary (or over a period not extending beyond the life expectancy of the Participant or the life expectancy of the Participant and a designated Beneficiary).

         For the purpose of determining the amount to be distributed as of the Participant's Required Beginning Date, his Vested Benefit shall be valued as of December 31 of the calendar year immediately preceding his Required Beginning Date.

         The Participant may elect for these required distributions to be paid in any of the forms of benefit allowed in Section 7.4, subject to any spousal consent requirements that may apply pursuant to this Plan. Absent such an election, these distributions automatically shall be payable in the form described in Section 7.4(a).

         (3) If a Participant's interest is to be distributed in a form other than a Lump Sum, the following minimum distribution rules shall apply on or after the Participant's Required Beginning Date.

                  (A) If the Participant's benefit is to be distributed over (1) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's Beneficiary, or (2) a period not extending beyond the life expectancy of the Beneficiary, then the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.

                  (B) The amount to be distributed each year, beginning with distributions for the first distribution calendar year, shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (1) the applicable life expectancy, or (2) if the Participant's spouse (if any) is not the Beneficiary, the applicable divisor determined from the table set forth in Code sec. 1.401(a)(9)-2, Q&A-4. Distributions after the death of the Participant shall be distributed using the applicable life expectancy referenced in paragraph (3)(A) above as the relevant divisor without regard to Code sec. 1.401(a)(9)-2.

                  (C) The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that distribution calendar year. If the Participant's benefit is distributed in the form of an annuity purchased from an Insurance Company, any such distribution shall be made in accordance with the requirements of Code sec. 401(a)(9) and the regulations promulgated thereunder.

         (4) Any additional amounts of Vested Benefit accrued by the Participant after his Required Beginning Date shall be distributed annually in the form of a Lump Sum consistent with the requirements of Code sec. 401(a)(9) and applicable regulations.

         (5) Once distributions have begun to a five-percent owner under this subsection, they must continue to be distributed even if the Participant ceases to be a five-percent owner in a subsequent year.

         (6) For the purposes of this subsection, "applicable life expectancy" means the life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date the life expectancy was first calculated.
         If the life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if the life expectancy is being recalculated, each such succeeding calendar year. If annuity payments commence before the Required Beginning Date, the applicable calendar year is the year such payments commence. If the distribution is in the form of an immediate annuity purchased after the Participant's death with the Participant's remaining Vested Benefit, the applicable calendar year is the year of purchase.

         (7) Unless otherwise elected by the Participant (or spouse, as applicable) by the time distributions are required to begin, life expectancies shall be recalculated annually. If such an election has been made by the Participant (or spouse, as applicable), it shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years.

         The life expectancy of a nonspouse Beneficiary may not be recalculated.

7.6 Direct Rollovers

(a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Participant's election under this Article, a Participant may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover.

(b) Definitions

         (1) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the Participant's Vested Benefit, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code sec. 401(a)(9); any hardship withdrawal of Elective Contributions made pursuant to Section 4.1.4 after December 31, 1998; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

         (2) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code sec. 408(a), an individual retirement annuity described in Code sec. 408(b), an annuity plan described in Code sec. 403(a), or a qualified trust described in Code sec. 401(a), that accepts the Participant's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

         (3) Participant: as defined in Article II. In addition, the Participant's surviving spouse and the Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code sec. 414(p), are Participants with regard to the interest of the spouse or former spouse.

         (4) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the Participant.

7.7 Plan Loans

The Plan Administrator is authorized to establish a Plan loan program. The program shall be administered in accordance with a written loan policy which shall comply with all applicable statutes and any regulations, and which is incorporated herein by reference.

(a) Loans shall be made available on a reasonably equivalent basis to Participants and Beneficiaries who are eligible pursuant to the written Loan Policy.

(b) Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants.

(c) Loans must be adequately secured and bear a reasonable interest rate.

(d) No Participant loan shall exceed the present value of the Participant's vested accrued benefit.

(e) A Participant whose total Individual Accounts exceed $5,000 must obtain the consent of his or her spouse, if any, to use the Individual Accounts as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan.

A new consent shall be required if the Individual Accounts are used for renegotiation, extension, renewal, or other revision of the loan.

If a valid spousal consent has been obtained, then, notwithstanding any other provision of this Plan, the portion of the Participant's Vested Benefit used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Vested Benefit payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's Vested Benefit (determined without regard to the preceding sentence) is payable to the surviving spouse, then the Vested Benefit shall be adjusted by first reducing the Vested Benefit by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

(f) No loans will be made to any shareholder-employee or owner-employee. For purposes of this requirement, a shareholder-employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of sec. 318(a)(1) of the Code), on any day during the taxable year of such corporation, more than 5% of the outstanding stock of the corporation.

ARTICLE VIII
GENERAL PROVISIONS

8.1.1 Plan Modification: Authority

The Company reserves the right to amend, modify, or terminate the Plan at any time, provided that no amendment or modification shall act to reduce the balances of the Individual Accounts of any Participant accrued to the time of such amendment or modification.

8.1.2 Plan Modification: Merger

No merger, consolidation, or transfer of the assets or liabilities of this Plan with or to any other qualified plan shall be undertaken unless, after such merger, consolidation, or transfer, each Participant would, if the Plan then terminated, receive a benefit not less than the benefit he would have received had the Plan terminated immediately prior to such merger, consolidation, or transfer.

8.1.3 Plan Modification: Termination

Upon termination or partial termination of this Plan, or the complete discontinuance of contributions by the Employer (as defined in Code sec. 1.401-6(c) and 1.411(d)-2(d)), the rights of each affected Participant to benefits accrued to the date of termination or partial termination, or the complete cessation of contributions by the Employer, shall be fully vested to the extent funded. Distributions due to termination shall be made in a form provided for in this Plan and shall meet any applicable requirements of Code sec. 401(a)(11), 411, and 417. However, Elective Contributions shall be distributed because of Plan termination only if the Employer does not establish or maintain a successor plan within the meaning of Code secs. 1.401(k)-(1)(d)(3) or because of other events described in Code secs. 1.401(k)-(1)(d)(1)(iii),
(iv), and (v).

If, after the allocation of the Plan's assets pursuant to the Plan's termination, all liabilities of the Plan have been satisfied in full and there remain surplus Plan assets not necessary to satisfy the liabilities of the Plan, such surplus shall revert to the Employer, consistent with the provisions of the termination amendment of this Plan.

8.2.1 Duties: Plan Administrator

The Plan Administrator has the discretionary authority to control and manage the operation and administration of the Plan, including the specific duties outlined below. The Plan Administrator has full discretion to interpret the terms of the Plan, to determine factual questions that arise in the course of administering the Plan, to adopt rules and regulations regarding the administration of the Plan, to determine the conditions under which benefits become payable under the Plan and to make any other determinations that the Plan Administrator believes are necessary and advisable for the administration of the Plan. Any determination made by the Plan Administrator shall be final and binding on all parties. The Plan Administrator may delegate all or any portion of its authority to any person or entity. Duties of the Plan Administrator include, but are not limited to, determination of benefits and eligibility to participate, payment of funds to the Insurance Company or Trustee, authorization of benefit payments and payment of any expenses incurred in the administration of the Plan. The Plan Administrator may employ such consultants and advisors as it deems necessary or desirable for carrying out its duties under the Plan.

8.2.2 Duties: Employer

Duties of the Employer include, but are not limited to, payment of funds to the Insurance Company or Trustee, in addition to the discretionary payment of any expenses incurred in the administration of the Plan. The Employer shall indemnify and hold harmless any Plan fiduciary who is an Employee from any and all claims, loss, damages, expense (including counsel fees), and liability (including amounts paid in settlement with the Employer's written consent) arising from any act or omission of the fiduciary, except when the same is judicially determined to be done due to the gross negligence or willful misconduct of the fiduciary.

8.3 Benefit Claims Procedure

Any Participant or Beneficiary may make a claim for benefits due under this Plan to the Participant or Beneficiary by delivering a written application to the Plan Administrator. If a claim is wholly or partially denied, notice of the decision shall be furnished to the claimant by the Plan Administrator within 90 days after receipt of the claim by the Plan Administrator unless special circumstances require an extension of time for processing the claim. If an extension of time is required the Plan Administrator shall furnish the claimant within the 90-day period with written notice of that fact, including the reason why an extension is required and an estimated date upon which a final decision is expected, which shall be not later than 180 days after the claim was made. In that event, if the claim is denied in whole or part, written notice of denial shall be given as soon as practicable, but not later than 180 days after the claim was made.

A notice of denial of a claim shall state:

         (a) the specific reason or reasons for the denial;

         (b) reference to the specific Plan provisions upon which the denial was based; and

         (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such additional material or information is required.

If this notice is not furnished within the time period provided in this Section, the claim shall be deemed wholly denied.

8.4 Review Procedure

In the event that a claim is denied under this Plan, the claimant or his authorized representative may apply in writing to the Plan Administrator within 60 days of receiving notice of the denial or, if no written notice of denial is received within the 90- or 180-day period (as applicable) prescribed in Section 8.3, within 60 days after the expiration of the 90- or 180-day period, asking that the denial be reviewed. This time limit may be extended by the Plan Administrator if an extension appears to be reasonable in view of the nature of the claim and the pertinent circumstances. Upon receipt of such application, the Plan Administrator shall afford the claimant an opportunity to review pertinent documents and to submit issues and comments in writing. A decision on review shall be rendered by the Plan Administrator not later than 60 days after the claimant's application for review unless an extension of time for processing is required, in which case a decision will be made as soon as possible, but not later than 120 days after the request for review was made. If an extension of time is required, the Plan Administrator shall give the claimant written notice of that fact before the extension period begins. A decision on review shall be in writing and shall include specific reasons for the decision and specific references to the Plan provisions on which the decision is based. If the claimant has not received written decision on review within 60 days after the request for review was received, or within 120 days if an extension of time was required, the claim will be considered wholly denied on review.

8.5 Qualification of the Plan and Conditions of Contributions
This Plan, together with any insurance or annuity contracts or trust agreement used in conjunction with it, is intended to meet the requirements of the Internal Revenue Service for approval as a tax-exempt plan or trust under Code sec. 401. Any amendments which may be necessary to meet these requirements shall be made retroactive to the date upon which the Plan failed to meet these requirements.

This Plan is adopted with the intent and on the conditions that the Internal Revenue Service shall by ruling or determination letter establish that the Plan is "qualified" within the meaning of Code sec. 401, that any trust which is part of this Plan at its adoption is exempt from taxation pursuant to Code sec. 501 and that contributions to the Plan by the Employer are deductible pursuant to Code sec. 404. If any of these conditions are determined initially by the Internal Revenue Service not to be the case, all contributions to this Plan made prior to such determination by the Internal Revenue Service shall be returned to the person or persons who made them within one year after the date of denial of qualification of the Plan and the Plan shall terminate unless the Employer amends the Plan to meet these conditions and such amendment is determined by the Internal Revenue Service to meet these conditions, PROVIDED that the application for such determination was made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

Contributions to this Plan are made with the intent and on the condition that such contributions are deductible under Code sec. 404. If any contribution by the Employer is disallowed as a deduction by the Internal Revenue Service then, to the extent the deduction is disallowed, the contribution shall be refunded to the Employer within one year after the disallowance of the deduction. If any contribution by the Employer is made by a mistake of fact, such contribution shall be refunded to the Employer within one year after the payment of the contribution.

If a refund occurs pursuant to this Section, the amount which shall be returned to the Employer shall be the excess of the amount which was contributed over the amount (1) which was deductible, or (2) which would have been contributed absent the mistake of fact (as the case may be), without any earnings but net of any losses attributable to such excess.

Further, no amount shall be refunded to the Employer if such a refund would result in a reduction of any Participant's Voluntary Participant Contribution Account to an amount less than the amount the Account would have been had there never been a refund pursuant to this Section.

8.6 Beneficiaries

Any payments due under the Plan to a Beneficiary shall be paid according to the Beneficiary designation last filed in writing with the Plan Administrator by the Participant or surviving Beneficiary. If no such designation is made by the Participant, payments shall be made in the following order of priority:

(a) to the surviving spouse of the Participant;

(b) if no spouse survives the Participant, then to the children of the Participant in equal shares, with a share by right of representation to the then surviving children of any deceased child; or

(c) if neither a spouse, children nor grandchildren survive the Participant, then to the Participant's estate; or

(d) if none of the above, the payment shall escheat pursuant to the laws of the state applicable to the Plan pursuant to Section 8.8.

Payments to a minor child shall be made to the guardian, conservator or other fiduciary of the child (as determined by the laws of the state in which the minor resides), until the child reaches majority, when any remaining payments shall be made directly to the former minor child.

If a Beneficiary has made no such designation, payments shall be made to the Beneficiary's estate.

8.7 Spendthrift Clause

(a) General Rule

Subject to the exception specified in subsection (b) below, benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of the Participant, prior to actually being received by the Participant or Beneficiary except as provided below, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void; also, the Plan shall not in any manner be liable for, nor subject to, the debts, contracts, liabilities, engagements or torts of any Participant or Beneficiary.

(b) Exception

The provisions of subsection (a) above to the contrary shall not withstand a right to a benefit payable under this Plan that has been created, assigned or recognized pursuant to a "qualified domestic relations order", as defined in Code sec. 414(p). Administration of the Plan with respect to qualified domestic relations orders shall at all times be consistent with Code sec. 414, regulations promulgated thereunder, and any other provisions of state and federal law that may be applicable. Payment of a benefit to an alternate payee pursuant to a qualified domestic relations order may be made prior to the time such payment could be made to the Participant, provided that such payment is consistent with the provisions of this Plan in all respects except for the time of payment.

8.8 Applicable Law

The provisions of this Plan shall be governed, construed, and administered in accordance with federal law, and to the extent that state law is not preempted by federal law, the law of the state of Utah.

8.9 Military Service

Effective October 13, 1996, with respect to re-employments initiated after December 11, 1994, notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code sec. 414(u).

8.10 Annuities

Any provisions of this Plan to the contrary notwithstanding:

(a) any annuity contract distributed from this Plan shall contain express provisions sufficient to make such contract nontransferable; and

(b) the terms of any annuity contract purchased and distributed by the Plan to a Participant or Participant's Beneficiary shall comply and be consistent with the requirements of this Plan.

8.11 Limitations of the Employer's Liability To the extent permitted by law, the liability of the Employer with respect to any and all obligations arising from or in any way connected with this Plan shall be limited to amounts already contributed.

8.12 Non-Guarantee of Employment
This Plan shall not be considered to constitute a contract of employment and nothing contained in the Plan shall give any Employee the right to be retained in employment, nor shall anything contained in the Plan interfere with the Employer's right to discharge or retire any Employee at any time. Participation in the Plan shall not give any Employee any right or claim in any benefits except as specifically provided in this Plan.

LOAN POLICY
COMPUTERIZED THERMAL IMAGING, INC.
401(k) RETIREMENT PLAN

As a Participant in the captioned plan ("Plan"), you are entitled to obtain a loan from the Plan on the terms and conditions described below. The effective date of this Loan Policy is October 1, 2001.

I WHO MAY OBTAIN A PLAN LOAN?

(a) Each employee may apply to obtain loans from the Plan. However, no loan shall be made to a person who currently has a loan that has been treated as a deemed distribution and has not been repaid.

(b) Prior to January 1, 2002, loans cannot be made by this Plan to any person who is or is deemed to be (or has as a member of his immediate family) an "owner-employee" or a "shareholder-employee" of an S corporation as defined in the Internal Revenue Code of 1986, as amended ("Code") secs. 4975(d) and 1379(d). In general, this means that a sole proprietor, a partner who owns more than 10% of either the capital or profit interest in a partnership, a member of an LLC who owns more than 10% of the capital or profit interest in the LLC, or a more-than-5% shareholder of an S corporation, and their family members, cannot obtain loans from the Plan.

II HOW DO I APPLY FOR A LOAN?

(a) Any application for a loan must be made in writing and delivered to the Plan Administrator. You can obtain a loan application from your Employer's Human Resources Department.

(b) The Plan Administrator may choose to grant or deny the loan request in a reasonably equivalent and nondiscriminatory manner. Loans will not be made available to Highly Compensated Employees ("HCE") in an amount greater than the amount made available to non-HCEs; however, maximum loan amounts may vary directly according to the size of each Participant's vested benefit under this Plan.

(c) Once the loan application has been approved, the loan proceeds will be distributed as soon as reasonably practicable, but not later than 90 days after the date on which the Plan Administrator receives the loan application.

(d) If your vested benefit does not exceed $5,000 on the date of the loan, your spouse need not consent to the loan. Otherwise, the loan application must contain the consent of your spouse to the loan and an acknowledgement that any default on the loan may, under certain circumstances, reduce benefits under the Plan to which your spouse may become entitled. The spouse's signature must be witnessed by a notary public or authorized plan representative. However, if it is established to the Plan Administrator's satisfaction that spousal consent cannot be obtained because there is no spouse, or because the spouse cannot be located, or because of other circumstances which render obtaining such spousal consent impossible, then spousal consent is not required.

III ON WHAT TERMS CAN I BORROW MONEY FROM THE PLAN?

(a) Each loan will bear interest at a reasonable fixed rate established by the Plan

Administrator with reference to the economic conditions and interest rates being charged by financial institutions for loans which would be made under similar circumstances.

(b) The Plan Administrator may require you to pay any administrative fees that are deemed to be necessary to establish or administer the loan. All fees or fee schedules will be disclosed to you at the time the loan is made. If the Plan

Administrator, in the exercise of his fiduciary duty, determines that a modification of any fees or fee schedules is appropriate, those modifications will be disclosed to you prior to the date they take effect.

(c) Each loan to you will be evidenced by a negotiable promissory note signed by you within 90 days before the loan is made. The promissory note must be secured by a portion of your vested benefit in the Plan that is equal to the amount that is loaned to you at the time of the loan's origination. The promissory note will state that, in the event of your default on the loan, you agree to be bound by the provisions of this Loan Policy and all other terms of the Plan.

(d) Each loan will be amortized with level payments of principal and interest made at least quarterly. Your loan must be paid in full no later than 60 months after the loan is made, except you can repay the loan over a maximum of 120 months if it is used to purchase your principal residence.

(e) Loans must be repaid to the Plan through periodic payroll deductions from your compensation if you are receiving regular payments of compensation from the Employer. If you are not receiving regular payments of compensation, loan payments will be made in such a manner as the Plan Administrator determines.

Such loan payments must be remitted to the Employer.

(f) With the consent of the Plan Administrator, you may at any time prepay an amount against the outstanding balance of the loan; however, unless the entire outstanding balance is prepaid, repayment installments must continue to be made periodically according to the pre-arranged repayment schedule.

IV WHAT RESTRICTIONS APPLY TO THE LOAN?

(a) The principal amount of the loan requested may not be less than one thousand dollars ($1,000).

(b) Immediately after the origination of any Plan loan to you, the total amount of the outstanding loan balance from this Plan may not exceed the lesser of:

(1) 50% of the present value of your vested interest in amounts held under the Plan on your behalf (determined immediately after the loan's origination); or

(2) $50,000, reduced by the excess (if any) of:

(A) the highest outstanding balance of all loans to you under all qualified retirement plans maintained by the Employer during the one-year period ending on the day before the date as of which the most recent loan was made, over

(B) the outstanding balance of all loans to you under all qualified retirement plans maintained by the Employer on the date as of which the most recent loan was made.

(c) If the loan is a replacement loan, it must also satisfy one of the following alternatives:

         (1) on the date of the replacement loan transaction, both the original loan and the replacement loan are treated as outstanding and together they satisfy the maximum loan limitations of subsection (b) above; or

         (2) the replacement loan is viewed as two separate loans, each of which satisfies Code sec. 72(p(2)). One loan is the original loan, amortized in substantially level payments by the end of the original amortization period, while the remainder is amortized in substantially level payments by the end of the replacement loan period.

(d) You may replace an existing plan loan. However, under no circumstances are you allowed to initiate more than two loans in one calendar year.

(e) You may have only one loan outstanding at any time unless you had more than one loan outstanding at the time this loan policy took effect.

V WHAT HAPPENS WHEN I REPAY THE LOAN?

(a) If the Plan Administrator grants your request for a loan, your liability for repaying the loan to the Plan will be accounted for through the establishment of a Segregated Investment Fund. The principal amount of the loan will be entered in the Segregated Investment Fund as of the date on which the loan is provided to you.

(b) Each loan will be treated as a directed investment by you of Plan assets separate and apart from any other assets of the Plan. As such, any earnings, gains or losses attributable to the loan will be credited only to the Segregated Investment Fund representing that loan, and will in turn be allocated solely to your account.

(c) Each amount received in repayment of the loan will be credited to your Segregated Investment Fund, after its having first been reduced by any administrative fees charged by the Plan Administrator.

(d) In the event you take a leave of absence from work to perform services in the uniformed services of the United States, loan repayments may be suspended under this Plan as permitted under Code sec. 414(u)(4) for up to one year. Please contact the Plan Administrator for more information.

(e) If you take a leave of absence from the Employer either without pay or at a rate that is less than your regular loan payment, your loan payments may be suspended for up to one year. In any event, the loan must be repaid by the fifth anniversary of the date the loan was taken out. In addition, each installment payment due when the suspension ends cannot be less than the payment that was required prior to the suspension. Please contact the Plan Administrator for more information.

VI WHEN WILL MY LOAN DEFAULT?

At any time before it has been completely repaid (including principal and interest), a loan will be in default as of the earlier of:

(a) the date you terminate service with the Employer;

(b) the day immediately following the date on which any periodic installment payment required under the promissory note is not received by the holder of the Note when due;

(c) the date on which any amount becomes distributable to you from the Plan, but only to the extent that such distribution would result in the loan balance equaling more than your vested interest in the Plan's assets after such distribution; or

(d) the fifth anniversary of the date on which the amount of the loan was paid from the Plan to you, EXCEPT that loan proceeds used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as your principal residence will be in default not later than the tenth anniversary of the date on which the amount of the loan was paid from the Plan to you.

VII WHAT HAPPENS IF I DEFAULT ON MY LOAN?

(a) If the default occurs because of your termination of employment and the outstanding loan balance, including accrued interest, is not repaid by the last day of the calendar quarter following the calendar quarter in which you terminated employment, your account balance will be reduced by the outstanding loan balance plus accrued interest. The amount of the reduction will be reported as a taxable distribution to you for that year.

(b) If your loan is in default for reasons other than termination of employment, you may be given a reasonable amount of time to cure the default by repaying all amounts that have become due as of that date. The repayment must be made by the last day of the calendar quarter following the calendar quarter in which the default occurred.

To the extent that the default is not cured, the outstanding balance of the loan, including any interest that has accrued as of the end of the cure period will be reported as taxable to you for that year as a deemed distribution. Your account balance will not be offset, i.e. reduced sooner or to a greater extent than such amounts become distributable consistent with all applicable provisions of the Code.

A deemed distribution does not relieve you from the obligation to repay the loan plus accrued interest. After a deemed distribution, any repayment must be a single payment for the full amount of the deemed distribution.

(c) If the default results from a distribution of excess elective deferrals (pursuant to Code sec. 402(g)(2)), excess contributions (pursuant to Code sec. 401(k)(8)), or excess aggregate contributions (pursuant to Code sec. 401(m)(6)), if any, then you may cure the default by repaying to the Plan an amount sufficient to reduce the outstanding balance of the loan to an amount equal to not more than your vested interest in Plan assets remaining after such distribution. If the default is not cured by the end of the calendar quarter following the quarter in which the distribution occurred, the outstanding balance of the loan will be reduced to an amount equal to your vested interest in the Plan's assets as of the date of the distribution. The amount of the reduction will be reported as a taxable distribution to you for that year.

"Employer" includes any employers which are treated as a single employer under Code sec. 414(b), (c) or (m).

This Loan Policy may be amended, modified or terminated by the Employer at any time.